AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

(Effective Date: October 7, 2025)

This Amendment No. 1 to Asset Purchase Agreement (“Amendment”) is entered into as of

October 7, 2025, by and between:

Opsec Specialized Protection Inc., a California corporation (“Seller”),

Fred Porras, majority shareholder of Seller, and

Sentry Protect Services, a Wyoming corporation (“Buyer”),

the wholly owned subsidiary of Sentinel Holdings Ltd.

Collectively, the above are referred to as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement (the “Agreement”) dated October 3, 2025, for the sale and purchase of substantially all of Seller’s assets; and

WHEREAS, the Parties now desire to amend the Agreement to provide for Buyer’s early operational takeover and to establish additional payment and insurance terms.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Buyer’s Early Takeover

Effective October 7, 2025, Buyer shall assume operational control of the Business, including all active accounts, employees, and daily operations. Buyer agrees to add all accounts to its insurance policy as of this date.

1A.Temporary Operation by Seller

The Parties further agree that, notwithstanding Buyer’s assumption of control as of October 7, 2025, the Seller shall continue to operate and manage the Business on behalf of Buyer until October 15, 2025. During this interim period, Seller shall oversee all ongoing operations, personnel management, and client services to ensure a smooth transition of accounts and operations to Buyer. In consideration of such continued operation, Seller shall retain and collect all income and receivables generated by the Business from all active accounts through October 15, 2025. Effective October 16, 2025, Buyer shall assume all operational control, billing rights, and entitlement to account income.

2.Insurance Requirements

(a)Buyer shall immediately add all active accounts to its commercial general liability and workers’ compensation insurance policies.

(b)Buyer shall provide the Seller with a Certificate of Insurance (COI) evidencing that all accounts have been added.

(c)Buyer shall also provide a Declaration Page naming the Landlord as Additional Insured under Buyer’s insurance policy.

(d)Buyer shall further provide proof that all business vehicles have been added to Buyer’s insurance policy effective October 7, 2025.

3.Payment Schedule

Buyer agrees to make payments to Seller and Seller’s Broker as follows:

October 7, 2025 (Today):

•$150,000 to Seller, and

•$50,000 to Seller’s Broker, Liberty Business Advisors of San Francisco.

On or before October 15, 2025:

•$350,000 to Seller, and

•$100,000 to Seller’s Broker, Liberty Business Advisors of San Francisco.

All payments shall be made by wire transfer in immediately available funds.

4.Ratification

Except as expressly amended herein, all other terms and provisions of the original Asset Purchase Agreement shall remain in full force and effect. In the event of any conflict between this Amendment and the Agreement, the terms of this Amendment shall govern.

5.Counterparts and Execution

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered electronically or by DocuSign shall be deemed binding for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

NEW REVISED ACQ AGREEMENT FRIDAY 10 03

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), is entered into as of the date below written (the “Execution Date”), by and between Opsec Specialized Protection Inc. a California Corporation ( “Seller" herein), Fred Porras, the majority shareholder of Seller (“Porras”) and Sentry Protect Services, a Wyoming Corporation (the “Buyer” herein) and the wholly owned subsidiary of Sentinel Holdings Ltd..

WITNESSETH

WHEREAS, Seller Opsec Specialized Protection Inc, desireS to sell, and desires to purchase, substantially all of Seller’s assets, including specifically the

Good Will of the Seller’s Business, free and clear of all liens, claims and encumbrances; and

WHEREAS, the Parties desire to enter into this Agreement for the purpose of accomplishing said sale and setting forth their mutual rights and obligations with respect to the transaction.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged and accepted, and in consideration of the premises and mutual promises herein contained, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

TRANSFER OF ASSETS

1.1 Sale of Assets. At the Closing and subject to the terms and conditions of this Agreement, other than the Excluded Assets, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all rights, title, and interest in and to all assets of every description, and whether real, personal or mixed, tangible or intangible, owned or leased by Seller and held or used in the Seller’s Business, including the following items (collectively, the “Acquired Assets”):

(a) All tangible and intangible assets of the Entity, including furniture, fixtures & equipment (FF&E), current active accounts, and a list of inactive accounts available, as described on Schedule 1.1(a), but expressly excluding vehicles and accounts receivable and the Real Property (Building) described on Schedule 1.1(a) as not included. Accounts receivable are billed in arrears, and shall be allocated based on services rendered before or after the closing.

(b) All contractual rights relating to the Personal Property used in the operation of the Business to which Seller is a Party, including those described on Schedule 1.1(b). NONE

(c) All Contracts and contract rights of Seller, whether pertaining to contracts to provide security services, or otherwise relating to the Acquired Assets and/or the Business of the Seller, of any type or nature, including those listed on Schedule 1.1(c). KYLE HAS

(d) All real property leases, leasehold interests or other contractual rights, interests, easements and appurtenances relating to the Business (whether as (sub)lessor or (sub)lessee) (the “Real Property Leases”) to which Seller is a Party, including the Real Property Leases described on Schedule 1.1(d). NONE

(e) To the extent transferable or assignable and subject to any applicable consent requirements, rights to all state, federal, special or local licenses or permits (including, but not limited to, air, water or other environmental licenses and permits), rights, certificates of need, certificates of exemption, franchises, accreditations, registrations, permits, approvals and consents, and all applications therefor and waivers of any requirements pertaining thereto (each a “License” and collectively, the “Licenses”), if any, issued to Seller for the Acquired Assets or the Business, including the Licenses described on Schedule 1.1(e). Buyer may rely on Sellers permits and licenses briefly after close to continue business, until replaced with Buyer’s name. ATTACH AS SCHEDULE 1.1 (e)) all city and state licenses and permits.

(f) All computer hardware and data processing equipment held by Seller or used primarily in the conduct of its Business or the operation of the Acquired Assets, and, to the extent assignable or transferable, all rights in all warranties of any manufacturer or vendor with respect thereto and the computer software listed on Schedule 1.1(f); MIKE TO PREPARE LIST AND ATTACH AS SCHEDULE

(g) All inventories of usable goods and supplies of the Business owned by or, with respect to the business owned by Seller, including uniforms, utility belts, medical kits, pharmaceuticals and medications, food, supplies, office supplies, forms, consumables, disposables, existing and wherever located (collectively, the “Purchased Inventory”). LIST 400 UNIFORMS OWNED BY SELLER. MIKE TO ATTACH CONTRACT WITH UNIFORN COMPANY.

(h) The deposits, prepaid expenses or other advance payments of Seller relating to the Business which are assumable and usable by Buyer listed on Schedule 1.1(h) (collectively, the “Prepaid Expenses”). MIKE TO LIST. EG UTILITY DEPOSITS

(i) To the extent transferable or assignable and subject to any applicable consent requirements, all documents, books, records, operating and policy manuals and files owned by Seller, pertaining to or used primarily in connection with the Business, operations of Seller or the Acquired Assets, whether in hard copy or other form, including all patient records, medical records, financial records, equipment records and securities and administrative libraries, personnel records and purchase and vendor records, existing and wherever located (collectively, the “Transferred Records”), but excluding the Excluded Records, subject to the Parties’ rights under this Agreement. ALL. KYLE ALL READY HAS.

(j) To the extent held or used in or ancillary to the Business or operation of the Acquired Assets, trademarks, trade names, service marks, copyrights and any applications therefor, mask works, net lists, schematics, technology, know-how, trade secrets ideas, algorithms, process, domain names or intangible proprietary information or material set forth on Schedule 1.1(j). NONE

(k) The names, logos and symbols used by Seller in connection with the Business or the Acquired Assets, including the name, all goodwill associated with the Business of Seller as a going concern, all warranties (express or implied) and all telephone and facsimile). PUT numbers as currently used by Seller primarily in support of the Business. Set forth on Schedule 1.1(K). PUT ON SCHEDULE: LOGO, WEBSITE, PASSWORDS FOR WEBSITE, FLYERS AND ALL PROMOTIONAL MATERIALS

(l) Any insurance proceeds and insurance proceeds receivable (including applicable deductibles, co-payments or self-insured requirements) arising from the Acquired Assets. NONE

(m) All claims of Seller against third parties, choate or inchoate, known or unknown, contingent or otherwise, relating to the Acquired Assets. NONE KNOWN

(n) All the Good Will of the business known as Opsec Specialized Protection Inc. (the “Business”).

(o) All rights to continue employment of 7 office personnel working in the office. PUT ON SCHEDULE THE 7 NAMES AND ADDRESS AND TELEPHONE NUMBERS, AND SALARIES OF EACH.

1.2 Excluded Assets. Notwithstanding anything to the contrary, Seller is not selling, and Buyer is not purchasing or assuming obligations with respect to, the following assets which shall remain the property of Seller after the Closing (the “Excluded Assets”):

(a)All vehicles.

(b)Accounts receivable.

(c)All cash in corporate accounts.

(d)Real property consisting of land and building located in Landcaster, Calif.

(e)The corporate record books, minute books, corporate seals and tax records of Seller and all records of any kind that Seller is required by Legal Requirements to retain in its own possession (collectively, the “Excluded Records”), subject to the Parties’ rights herein.

(f)All claims of Seller against third parties, choate or inchoate, known or unknown, contingent or otherwise, relating to the Excluded Assets.

(g)Such other property and assets, if any, specifically described on Schedule 1.2(d). NONE

(h)All claims for refunds of Taxes, if any, and other governmental charges of whatever nature pertaining to Business operation before the closing

(i)All personnel records and other books and records (or copies thereof, as applicable) that Seller is required by law to retain in its possession; provided, however, that the originals or copies of all such records shall be provided to Buyer at the Closing.

(j)All accounts receivable of Seller, and all rights to payment, whether billed or unbilled, recorded or unrecorded, accrued and existing, whether or not written off, as of the Closing date with respect to the Business, including, without limitation, rights to payment all goods and services that Seller provides prior to the closing date, (collectively, the “Accounts Receivable”).

(k)All bank accounts of Seller.

(l)All interest in AV Security Academy.

1.3 Assumption of Liabilities. As of the Closing date, Buyer shall assume and agree to pay, discharge and perform according to their terms only the following liabilities and obligations of Seller (collectively, the “Assumed Liabilities”):

(a) All liabilities and obligations arising out of operation of the Business or the use or ownership of the Acquired Assets after the closing date.

(b) Notwithstanding the above, all liabilities and obligations of Seller as of the Closing date for accrued paid time off expenses, whether for vacation sick pay or otherwise (collectively, the “Accrued PTO”), attributable to the Seller’s Employees prior to the closing date will not be assumed by Buyer; Seller shall pay to Buyer in immediately available funds as of the Closing date an amount equal to the Accrued PTO expenses attributable to the Seller’s Employees reflected on the Seller’s books as of the Closing Date or arising from its operation of the Business prior to the Closing date, to be held in trust by Buyer for such employees.

1.4 Excluded Liabilities. Except for the Assumed Liabilities, Buyer shall not assume or become liable or obligated in any way and Seller shall retain and remain solely liable for any obligation to pay, perform and discharge all Liabilities of Seller, regardless of when asserted, including without limitation, any of the following (collectively, the “Excluded Liabilities”):

(a)Any obligations or liabilities of Seller under the Excluded Contracts accrued prior to the closing date.

(b) Any obligation or liability of Seller arising out of or relating to any violation of any Legal Requirements prior to the Closing date.

(c)Any obligation or liability of Seller arising out of or relating to any Employee Benefit Plan of any nature whatsoever maintained by Seller or its Affiliates for the benefit of its or their employees.

(d)Any accounts payable reflected on the Seller’s books as of the Closing Date or arising from the operation of the Business prior to the Closing date.

(e)Obligations or liabilities for Taxes, including, without limitation, (1) any Taxes arising as a result of Seller’s operation of the Business or ownership of the Acquired Assets prior to the Closing date; (2) any Taxes that will arise as a result of the sale of the Acquired Assets pursuant to this Agreement; and (3) any deferred Taxes of any nature; provided however, it is acknowledged that Buyer shall have the obligation to pay its proportionate share of all personal property Taxes due as a result of the ownership or operation of the Acquired Assets following the Closing date.

(i)Seller’s expenses relating to this Agreement.

(j)All liability claims or other claims for acts or omissions of Seller.

1.5 Purchase Price.

(a)Subject to the terms of this Agreement, the consideration payable by Buyer for the Acquired Assets will be $650,000 (the “Purchase Price”), which represents payment for the good will of the business and the assets specified.

1.6 Closing; Closing date.

(a) The closing of the transactions contemplated by this Agreement shall take place at 12:00 a.m., local time, as soon as practical, and in any event on or before October or before 31, 2025 at Los Angeles, California, or at such other time and date and/or at such other location as the Parties may mutually designate in writing (such closing being called the “Closing” and such date being called the “Closing Date”).

(b) The transactions contemplated by this Agreement shall be effective as of 11:59 p.m. on the closing date.

(c) At the Closing, Seller shall deliver to Buyer the Seller’s Closing Documents.

(d) At the Closing, Buyer shall deliver the payment of the Purchase Price and the Buyer’s Closing Documents. Buyer shall wire $500,000 of the Purchase Pric to the Seller on the Closing Date, and per the direction of the Seller, acknowledged by Seller’s execution of this Agreement, the balance of the Purchase Price, being $150,000, shall be wired to Liberty Business Advisors of San Francisco (the Seller’s broker), on the closing date, on behalf of Seller.

1.7 Tax Allocation. The Purchase Price will be allocated among the Acquired Assets for all Tax purposes in accordance with Section 1060 of the IRS Code. After the Closing, the Parties shall make consistent use of such allocation for all Tax purposes and in any Tax Returns filed with the Internal Revenue Service in respect thereof, including IRS Form 8594. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.

1.8 Conveyances.

Conveyance of the Personal Property and intangible property, and all Good Will of the Business shall be by a Bill of Sale and Assignment between Seller and Buyer.

1.9 Consulting Fee:

Buyer shall execute at the closing, a Consulting Agreement with Seller for a period of six (6) months following the closing date. Under this Consulting Agreement, Buyer shall pay a consulting fee of Fifty Thousand Dollars ($50,000.00) per month, payable to Seller , on a 1099 basis. Seller shall provide the services of Fred Porras to perform the Consulting Agreement services under this Consulting Agreement, to Buyer. Under the terms of the Consulting Agreement, Seller agrees to provide the services of Fred Porras to provide personally a minimum of 20 hours per week of consulting services. Upon successful completion of the six-month consulting period, and provided Buyer has successfully transitioned at least 80% of the current active security services accounts of the business to Buyer, and such accounts are in the aggregate providing the same level of income per month or more than they provided at closing, Buyer shall pay Seller an additional Performance Bonus of One Hundred Fifty Thousand Dollars ($150,000.00) as a final balloon payment at the end of the term of the consulting agreement six months out from closing. In this regard, Buyer shall not make any decision over said six month period to reduce services to customers, unless either customers request such reduction in Services, or Seller consents in writing to reduction of services.

It is expressly agreed and acknowledged by all Parties that any loss, reduction, or termination of customer accounts attributable to the Buyer’s deliberate reduction in personnel, or deliberate increases in pricing of services shall not be construed against Seller, or create liability for Seller. Any loss of accounts as a result of complaints about frequency of vehicle patrol services, which are currently serviced by the Seller’s vehicles, shall not be attributed to Seller since Buyer has elected not to purchase such vehicles as part of the transaction It is Seller’s responsibility, acting through Porras over said six month period to help Buyer retain all current accounts, for the Business hereby acquired by Buyer. But Porra shall not be required to make any solicitation calls or participate in any marketing social events.

Consultation Duties of Seller

Seller agrees to provide consultation services to Buyer for a period of six (6) months following the transfer of the Business (“Consultation Period”). The scope of Seller’s duties during the Consultation Period shall be to assist Buyer and Buyer’s staff with learning and understanding the existing operations of the Business, assisting Buyer in making a smooth transition of contract service accounts over to the Buyer, assisting Buyer staff with handling service complaints during the six month period, meeting with representatives of very large paying contracts and the Buyer’s representative to make introductions and smooth the transition, preparing a Notice letter from Seller, with Buyer’s input and prior approval, notifying service customers of the change over to Buyer, and assisting in collections on the accounts. Such duties shall also include, but are not limited to, instruction on day-to-day business operations, responding to client emails, assisting with the handling of client complaints, and preparing or reviewing proposals in the ordinary course of business.

It is expressly understood and agreed that Seller shall not be required, nor shall it be considered part of Seller’s obligations, to go out into the community to solicit or obtain new business, perform cold-calling activities, or act in any similar sales capacity for the purpose of securing new accounts.

UCC-1 Filing Right

Any failure by the Buyer to perform under the Consulting portion of this Agreement without cause shall be deemed a material breach of the Agreement, and Seller shall have the right to file a UCC-1 Financing Statement against the Business assets acquired under the Agreement. Such filing shall remain in effect until the matter is resolved or the obligations are satisfied in full.

1.10 Six-month Lease

Fred Porras, the majority shareholder of Seller, (“Porras”), agrees, at the closing, to execute a six-month lease, whereby Porras personally leases to Buyer that certain property generally described as therein to Buyer, and Buyer agrees to lease said property from Fred Porras for said six months at a rental rate of Five Thousand Five Hundred Dollars ($5,500.00) per month, on a triple net basis. Said lease to be in the form as attached here to as Schedule 1.10.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Execution Date and again as of the Closing Date, Seller and Porras jointly and separately, hereby represents and warrants to Buyer that, except as contained in the disclosure Schedules attached hereto and incorporated herein:

2.1 Organization, Corporate Power and Authority.

(a) Seller is a duly formed, validly existing and in good standing under the laws of the State of California, and is duly qualified to do business and is in good standing under the laws of the State of California . Seller has the corporate power and authority to own, lease, license, and operate and hold its properties and to carry on its Business as now conducted and to sell all of its assets as contemplated herein

(b) Seller has full corporate power and authority to execute, deliver and perform the corporate obligations and covenants contained in this Agreement and Seller’s Closing Documents and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Seller’s Closing Documents by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable Exceptions.

Each of Seller’s Closing Documents, when duly executed and delivered by Seller to Buyer, will constitute the legal, valid and binding obligation of Seller enforceable in accordance with its respective terms.

(b) Seller shall deliver to Buyer at the closing a copy of adopted resolutions of Seller’s Board of Directors, authorizing this transaction, certified as correct by the Seller’s Secretary and notarized.

2.2 No Breach. Neither the execution and delivery of this Agreement and related agreements contemplated herein by Seller nor the consummation or performance of the transactions contemplated hereby or in the Seller’s Closing Documents will, directly or indirectly (with or without notice, lapse of time or both): (i) conflict with or result in any violation of or constitute a breach or default under any term of:

(A) Seller’s respective charter documents, bylaws, the articles of organization, operating agreements or other organizational documents of Seller.

(B) any Contract, permit or other instrument to which Seller is a party, or by which Seller is bound or to which the Seller’s Business or any of the Acquired Assets is subject, assuming however all third party consents to assignments of customer Contracts have been obtained,

(C) any judgment to which Seller, the Business or any of the Acquired Assets is bound or subject, or

(D) any Legal Requirement that (ii) will result in the creation of any lien or other encumbrance upon the Business or the assets which are a part of the Acquired Assets, or (iii) trigger any notice to or any permit, authorization, consent or approval of any Governmental Authority or of any other Person, in order for or required for Buyer to carry on the Business.

2.3 Assets.

(a) Except as described on Schedule 2.3(a), Seller is the sole and exclusive legal and equitable owner of all right, title and interest in, has good and marketable title in fee simple absolute to, and is in possession of all Acquired Assets. Except as described on Schedule 2.3(a), no Affiliate of Seller or any Person has any direct or indirect ownership, leasehold or other interest in the Acquired Assets. As of the Closing Date, all of the Acquired Assets will be free and clear of any encumbrances.

(b) The Acquired Assets and the Excluded Assets constitute all assets which are held or used by Seller in the conduct of the Business and it’s operations. The Acquired Assets constitute all assets that are necessary for Buyer to conduct the Business and operate it as currently conducted.

2.4 No Outstanding Rights. Except as described on Schedule 2.4, there are no outstanding rights (including any right of first refusal), interests, options or Contracts giving any Person any current or future right to obtain an equity interest in Seller or to require Seller or, from and after the Closing date, requiring Buyer, to sell or transfer to such Person or to any third party any interest in any of the Acquired Assets.

2.5 Personal Property Leases.

(a) Schedule 1.1(b) is an accurate and complete list of any and all Personal Property Leases involving Seller (but excluding the Equipment Leases set forth in Schedule 1.1(b)). The Seller does not have any liability with respect to any of such Personal Property Leases except as expressly set forth therein.

(b) Equipment Leases. Schedule 2.5(b) is an accurate and complete list of all equipment leased or subleased by Seller or any of its Affiliates (the listed equipment being collectively called the “Leased Equipment”), including identification of the lease or sublease affecting such Leased Equipment or any interest therein to which the Seller or any of its Affiliates now are a party or by which any of such entity’s interests in the Leased Equipment is or will be bound. Neither the Seller nor any of its Affiliates have entered into a Contract or made a commitment to lease equipment other than as disclosed in Schedule 2.5(b). Seller and/or its Affiliates are in peaceable possession of the Leased Equipment and have exclusive use of the Leased Equipment. Except as disclosed on Schedule 2.5(b), none of such Leased Equipment is subject to any licenses, use restrictions, exceptions, reservations, limitations or other impediments which adversely affect the value to the Business of the leasehold interest therein or which interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business as currently conducted. Except as disclosed on Schedule 2.5(b), none of such Leased Equipment is subject to any lien (except liens for current taxes not yet due and payable, and liens to be discharged prior to the Closing date by Seller) which could, by foreclosure or enforcement, terminate or otherwise adversely affect any Personal Property Lease to which the Leased Equipment is subject.

2.6 No Violation of Law. Seller (a) is not in violation of any Legal Requirements and (b) has not received any current written notice of any alleged violation or non-compliance with any Legal Requirement.

2.7 Legal Proceedings. Except as described on Schedule 2.7, there are no Proceedings instituted or pending or threatened against Seller that challenge, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby, and there are no Orders outstanding or threatened against Seller that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. LIST ON SCHEDULE 2.7 ALL LITIGATION MATTERS THAT ARE ACTIVE.

Except as described on Schedule 2.7, Seller is not a party to any Proceedings, and Seller and the Acquired Assets are not subject to any Orders. Seller has not received notice of any pending action, suit, Proceeding or investigation by or before any court, arbitrator or Governmental Authority concerning the Business or the affairs of Seller or to which the Acquired Assets are subject, and, to Seller’s Knowledge, there is no basis for any such action. There is no action, suit or Proceeding or investigation that is currently being threatened in writing against Seller or against any stockholder, officer, director, manager, member or employee of Seller in relation to or otherwise involving the Business, the Acquired Assets or affairs of Seller. LIST ON SCHEDULE 2.7 ALL MATTERS UNDER AUDIT WITH THE IRS OR STATE AUTHORITIES.

2.8 Fees and Commissions. Any fees associated with the retention of a financial advisor, broker or other intermediary who has acted on behalf of Seller in connection with the negotiation or consummation of this Agreement or the transactions contemplated thereby are the sole and exclusive obligation of the Seller, including any broker’s, finder’s or originator’s fees or commissions by reason of services rendered for or, at the instance of, Seller, in connection with this Agreement or the transactions contemplated hereby.

2.9 Material Contracts. Schedule 2.9 lists all Material Contracts. Except as described on Schedule 2.9, each Material Contract (a) has been entered into by Seller in the normal course of its Business, and (b) is in full force and effect, and has not been amended or modified except as described on Schedule 2.9. Seller is not currently in default in any material respect, nor has Seller received any written notice that it is in default, with respect to any Material Contract, and no other party to any Material Contract is currently in default in any material respect or has any defense, counterclaim or offset right. Seller has not assigned or encumbered any such Material Contract in any manner. Each of Seller’s in place contracts to provide securities services at this date is deemed a material contract. I AM TOLD KYLE ALREADY HAS

2.10 Insurance. Schedule 2.10 sets forth a true and complete list of all insurance policies or self-insurance funds maintained by Seller covering the ownership and operation of the Business and the Acquired Assets, indicating the types of insurance, policy numbers, terms, identity of insurers and amounts and coverages (including applicable deductibles). Seller has one or more “business interruption” insurance policies in customary form and amount covering Business and the Acquired Assets (which coverage includes coverage from the date hereof until the Closing Date), and the proceeds of such policies are assignable to Seller as to the period from the date hereof until the Closing Date, if the Closing occurs as contemplated hereunder. All of such policies are now and will be until the Closing in full force and effect on an occurrence basis with no premium arrearages. Such policies of insurance shall not be assigned to Buyer as part of the Acquired Assets and Buyer acknowledges that all of the coverages listed on Schedule 2.10 with respect to the Purchased Assets will cease with respect to events occurring after the Closing date.

2.11 Tax Matters.

(a) For purposes of this Section, “Tax Returns” means all reports, estimates, declaration of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes and any schedules attached to or amendments of (including refund claims with respect to) any of the foregoing.

(b) Except as described on Schedule 2.11 (i) all Tax Returns required to be filed by or on behalf of Seller in respect of income, assets or other items relating to Seller, and/or its Business in all cases, have been duly filed on a timely basis or within the applicable final extension periods granted to it(ii) such Tax Returns are true, complete and correct in all respects; and (iii) all Taxes owed by Seller with respect to any taxable period or partial taxable period of Seller ending prior to the Closing date have been paid or will be timely paid by Seller.

2.12 Absence of Certain Changes or Events.

Except as set forth in Schedule 2.12.

(a), there has not been any development (including consummation of the transactions contemplated hereby) or threatened development of a nature which would be reasonably likely to cause any material adverse change in the financial condition, net worth, assets, liabilities, personnel, or operations of Seller, including any of the Seller’s or its Affiliate’s relationships with Seller’s customers and/or employees, or the ability of Seller to perform its obligation under this Agreement and any related agreements.

(b) Except as specifically set forth in Schedule 2.12, and except as expressly authorized by this Agreement to accomplish the transactions contemplated hereby, since January 1, 2025, Seller has conducted (and from the date hereof through the Closing date, will continue to conduct) the Business and its operations only in the ordinary course in all material respects. Without limiting the generality of the foregoing, since January 1, 2025, and, except as set forth on Schedule 2.12 and, except for transactions required to affect this Agreement, Seller has not (and from the Execution Date through the Closing date, will not):

(i) create or suffer to exist any liens, encumbrances or other restrictions with respect to any of the Acquired Assets;

(ii) sell, lease to others, license to others, dispose of, or otherwise transfer any of the material assets or properties of the Business;

(iii) suffered any material loss, or material interruption in use, of any material asset or property of the Business (whether or not covered by insurance) on account of fire, flood, riot, strike or other hazard or act of God;

(iv) purchase, call, redeem or otherwise acquire (other than for cash) or declare or pay any dividends or other distributions (other than cash) on or with respect to, any equity interest in Seller or any of its Affiliates;

(v) (A) increased the rate or terms of compensation (including termination and severance pay), commission, bonus or other direct or indirect remuneration (or the rate thereof) payable or to become payable to any of Seller’s employees, officers, directors or persons otherwise serving in such capacities, other than regularly scheduled increases in base salary in the ordinary course and consistent with past practice in all material respects;

(B) adopt, amend or terminate any Employee Benefit Plan, or entered into any employment, consulting, severance or termination agreement;

(vi) waived any rights relating to the Business or arising under or in connection with any of the Acquired Assets;

(vii) acquire any assets or properties other than in the ordinary course and consistent with past practice;

(viii) entered into any merger, consolidation, recapitalization or other business combination or reorganization (other than this sale of assets);

(ix) make any loans, advances or capital contributions to or investments in any Person,

(x) induced any employee to leave his or her employment, or act to otherwise adversely affect the relations with any such employee;

(xi) delay payment of payables, change credit practices or do anything to materially and adversely affect the relationship of the Business with any customers or supplier that is material to the Business;

(xii) make any purchase commitment materially in excess of the usual requirements of the Business or at any price materially in excess of the then-current market price or upon terms and conditions more onerous than those usual and customary in the industry or make any material change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice;

(xiii) commenced or terminated any line of business;

(xiv) make any change in its general pricing practices or policies or any change in its credit or allowance practices or policies other than in the ordinary course;

(xv) received written notice from any customer representing during the last fiscal year sales or purchases of $2,000 or more that such customer or supplier has ceased, may cease or will cease to do business with it;

(xvi) enter into any transaction, agreement, contract or understanding with any Person (other than Buyer) affecting the Business or altered the terms of any transaction, agreement, contract or understanding with any Person (other than Buyer) materially affecting the Business;

(xvii) without limiting the foregoing, entered into any material transaction for the business resulting in a liability or expenditure that is not prior approved in its sole discretion by Buyer in writing;

(xviii) enter into any material amendment, modification, termination (partial or complete) or grant any material waiver under or give any material consent with respect to any Contract that is required to be disclosed in the Schedules to this Agreement; (xix) make any change in any method of accounting or accounting practice that applies to Seller;

(xx) make or defer any material capital expenditure without the prior written consent of Buyer:(xxi) except for this Agreement, entered into any oral or written agreement, contract, commitment, arrangement or understanding with respect to any of the matters described in this Section 2.12.

2.12 Employees.

(a) Schedule 2.13 lists the employees of Seller and their current rates of compensation, dates of hire, status (i.e., exempt or non-exempt) and eligibility for, and participation in, Employee Benefit Plans. NEED THIS SCHEDULE ATTACHED.

Except as described on Schedule 2.13 NONE

(i) there are no collective

agreements or bargaining relationships or other contracts or understandings with any labor organization with respect to Seller’s employees, (ii) the Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller, and to the Seller’s Knowledge no such efforts have occurred within the past three years, (iii) there is no worker’s compensation liability, experience or matter outside the Ordinary Course of Business, (iv) there are no strikes, slowdowns, work stoppages, material grievances, material unfair labor practices claims or other material employee or labor disputes currently pending or threatened against or involving the Seller and none has occurred within the last three years, (v) the Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act, (vi) during the three year period preceding the Closing Date, the Seller has not implemented any layoffs of employees that could implicate the Worker Adjustment and Retraining Notification Act, 29 U.S. Stat. § 2101 et seq. (the “WARN Act”), (vii) there are no pending or threatened in writing complaints or charges before any

Governmental Authority regarding employment discrimination, safety or other employment related charges or complaints, wage and hour claims, unemployment compensation claims, worker’s compensation claims or the like involving any current or former employee of Seller,

(viii) Seller is in compliance in all material respects with all Legal Requirements and Contracts respecting employment and employment practices, labor relations, terms and conditions of employment and wages and hours, including those applying to the provision of security services, both armed and unarmed and (ix) Buyer will not be subject to any claim or liability for severance pay as a result of the consummation of the transactions contemplated by this Agreement as long as Buyer fulfills its obligations under the term of this Agreement.

(b) All Employee Benefit Plans maintained by the Seller or to which the Seller is obligated to contribute, are listed on Schedule 2.13 hereto. With respect to the Employee Benefit Plans:

(i) a copy of each such Employee Benefit Plans has been made available to the Buyer and/or its agents;

(ii) all such Employee Benefit Plans have been maintained, funded and administered in compliance in all material respects with all applicable Legal Requirements, including ERISA and the Code;

(iii) no Employee Benefit Plan is or has within the last three years been subject to the minimum funding requirements of Section 412 or 430 of the Code or Title IV of ERISA;

(iv) the Seller does not have any obligation to contribute to any “multiemployer plan” within the meaning of Section 3(37) of ERISA;

(v) each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter or is entitled to rely on an opinion letter from the Internal Revenue Service that such Employee Benefit Plan is a “qualified plan” under Section 401(a) of the Code, the related trust is exempt from tax under Section 501(a) of the Code, and no facts or circumstances exist that would be reasonably likely to jeopardize the qualification of such Employee Benefit Plan; and

(vi) with respect to the Employee Benefit Plans, all required contributions have been made or properly accrued on the Seller’s financial statements.

2.14 Financial Information.

(a) Schedule 2.14 hereto contains the following financial statements and financial information (collectively, the “Historical Financial Information”): (i) balance sheets and income statements of the Seller for the twelve-month periods ended and

; (ii) unaudited balance sheet and income statement of the Seller dated for the last three fiscal years; and (iii) the most recently available unaudited balance sheet and income statement of Seller. I’M TOLD KYLE HAS. BUT WE NEED TO ATTACH.

The financial statements included in the Historical Financial Information have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated provided that the unaudited statements are not footnoted and are subject to customary year end adjustments, and Seller has not changed any accounting policy or methodology throughout all periods presented. The balance sheets contained in the Historical Financial Information present fairly in all material respects the financial condition of Seller as of the dates indicated thereon, and the income statements contained in the Historical Financial Information present fairly in all material respects the results of operations of Seller for the periods covered thereby.

(b) Except for (i) liabilities that are disclosed in this Agreement, the Historical Financial Statements, Contracts entered into in connection herewith and schedules and exhibits hereto and thereto, and (ii) liabilities that were incurred after, in the ordinary course of business, there are no material liabilities of any nature of Seller relating to its business or the Acquired Assets and Assumed Liabilities.

2.15 Intellectual Property.

(a) Except as described on Schedule 2.20, there is no unauthorized use, disclosure, infringement or misappropriation of any intellectual property rights of Seller, any trade secret of Seller, or any intellectual property right of any third party to the extent licensed by or through Seller, including any employee or former employee of Seller, relating in any way to any of the Acquired Assets. There are no royalties, fees or other payments payable by Seller to any Person by reason of the ownership, use, sale or disposition of intellectual property related to any of the Acquired Assets except as set forth in the Contracts.

(b) Except as described on Schedule 2.15, Seller is not nor will be as a result of the execution and delivery of this Agreement or any of the documents described herein or the performance of its obligations under this Agreement or any of the documents described herein, in breach of any license, sublicense or other Contract relating to the intellectual property included in the Acquired Assets.

(c) Except as described on Schedule 2.15, Seller has no patents, registered trademarks, registered service marks or registered copyrights related to any of the Acquired Assets, and Seller is not infringing upon any patents, trademarks, service marks, copyrights or in violation of any trade secret or other proprietary right of any third party related to any of the Acquired Assets. Seller has not brought any Proceeding against any third party for infringement of intellectual property or breach of any license or Contract involving intellectual property related to any of the Acquired Assets.

2.16 The seven office employees at the Seller’s office have all indicated a desire to stay on and be employed by the Buyer.

2.17Completeness of Disclosure. No representation or warranty by Seller in this Agreement or statement made by Seller in any schedule to this Agreement, or any certificate or other document furnished or to be furnished to Buyer pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will at the Closing contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or thereon or necessary to make any statement herein or therein not misleading in any material respect.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 2, THE ACQUIRED ASSETS ARE BEING SOLD TO BUYER “AS IS, WHERE IS, AND WITH ALL FAULTS”, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

As of the Execution Date and again as of the Closing Date, Buyer represents and warrants to Seller that, except as contained in the disclosure Schedules attached hereto and incorporated herein:

3.1 Organization, Corporate Power and Authority.\

(a) Buyer is a duly organized, validly existing and in good standing under the laws of the State of Californa.

(b) Buyer has full corporate power and authority to execute, deliver and perform the corporate obligations and covenants contained in this Agreement and Buyer’s Closing Documents and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Buyer’s Closing Documents by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable Exceptions. Each of Buyer’s Closing Documents, when duly executed and delivered by Buyer and the other Parties thereto, will constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms.

3.2 No Breach. Neither the execution and delivery of this Agreement and related agreements contemplated herein by Buyer nor the consummation or performance of the transactions contemplated hereby or in the Buyer’s Closing Documents will, directly or indirectly (with or without notice, lapse of time, or both): (i) conflict with or result in the breach or violation of the governing documents of or resolutions adopted by Buyer; (ii) conflict with or result in the breach or violation of any provision of any Order of any Governmental Authority, in either such case, to which Buyer, or any of the Acquired Assets, are bound, or cause any acceleration thereof; or (iii) contravene, conflict with, or result in a violation in any Legal Requirements. Except for the other approvals and consents described on Schedule 3.2, Buyer is not and will not be required to give any notice to or obtain any consent from any Governmental Authority in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.4 Fees and Commissions. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Buyer in connection with the negotiation or consummation of this Agreement or the transactions contemplated thereby, and Buyer has not directly or indirectly agreed to pay or become liable to pay any broker’s, finder’s, or originator’s fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement or the transactions contemplated hereby.

3.5 Funding of Purchase Price. The Buyer has sufficient cash available to enable it to fulfill its obligations hereunder and to make payment of all amounts to be paid by it hereunder on the Closing Date, it being acknowledged that there is no financing contingency as a condition to Buyer’s obligation to complete this transaction.

ARTICLE 4

CONDITIONS TO THE OBLIGATIONS OF BUYER

The obligations of Buyer to consummate the purchase of the Acquired Assets and any other transaction contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

4.1 Representations and Warranties to be True and Correct. The representations and warranties of Seller contained in ARTICLE 2 shall be true, complete and correct in all material respects on and as of the Execution Date and the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and an officer of Seller shall have certified to such effect to Buyer in writing.

4.2 Covenants. Seller shall have performed and complied with all of its covenants hereunder through Closing.

4.3 No Action or Proceeding. No Order of any Governmental Authority restraining, enjoining or otherwise preventing or delaying the consummation of this Agreement or the transactions contemplated hereby shall be outstanding, and no Proceedings or investigations by or before, or otherwise involving, any Governmental Authority shall be threatened or pending against Seller or Buyer which seeks to enjoin or prevent the consummation of the transactions contemplated under this Agreement or which seeks damages in connection with the transactions contemplated hereby.

4.4 Licenses, Consents. Buyer shall have been issued, or shall have received approval of approval of the transfer of, all Licenses necessary to enable Buyer to own and use the Acquired Assets and operate the Business. Buyer shall have been issued, or shall have received approval or assurance of approval of the transfer of all customer service contracts of Seller to Buyer, which constitute the service contracts for securities services hereby acquired by Buyer.

4.5 Seller’s Closing Deliverables. Buyer and its counsel shall have received executed copies of the following documents (the “Seller’s Closing Documents”):

(a) Bill of Sale and Assignment. A bill of sale and assignment , executed by Seller conveying to Buyer good and marketable title to all tangible assets, including Personal Property, which are a part of the Acquired Assets and good and marketable title to all intangible assets which are a part of the Acquired Assets, free and clear of all encumbrances .

(b) Assignment and Assumption Agreement. An Assignment and assumption agreement, (the “Assignment and Assumption Agreement”) executed by Seller: (i) conveying to Buyer all of Seller’s right, title and interest in, to and under the Assumed Contracts and (ii) consents from each Contract holders stating Buyer is authorized to assume the future performance on each customers contract in the place and stead of Seller, .

(d) Authorizing Resolutions. Copies of duly adopted resolutions of the board of directors of Seller, authorizing and approving Seller’s performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Seller’s Closing Documents, certified by the appropriate officer or officers of Seller as true and in full force and effect as of the Closing.

(e) Certificates. Receipt of certificates executed by Seller and dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying that (i) each of the representations and warranties of Seller contained herein is true and correct on and as of the Closing Date, and (ii) Seller shall have performed and complied with all agreements, obligations, covenants and conditions required to be performed or complied with by them pursuant hereto on or prior to the Closing Date, except as may have been waived in writing by Buyer.

(f) Secretary’s Certificate. A certificate of the Secretary or an Assistant Secretary of Seller dated as of the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the directors and shareholders of Seller authorizing the execution, delivery, and performance of this Agreement and all transactions contemplated by this Agreement and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (ii) to the incumbency and specimen signature of each officer of Seller executing this Agreement or the other documents to b edelivered by Seller pursuant to this Agreement, and a certification by another officer of Seller as to the incumbency and signature of the officer signing the certificate referred to in this Section 4.5(f).

(g) FIRPTA Certificate. A FIRPTA certificate, executed by Seller certifying Seller’s U.S. taxpayer identification number and that Seller is not a foreign Person, within the meaning of Section 1445 of the Code.

(hj) Certificate of Good Standing. A certificate of good standing of Buyer from the Secretary of State of the State of dated no earlier than ten (10) days prior to the Closing.

4.6 No Material Casualty. Between the Execution Date and the Closing date, no Material Casualty shall have occurred. A “Material Casualty” shall mean damage or destruction of any part of the Acquired Assets by fire or the elements or by any other cause and the cost to repair such damage is reasonably likely to exceed the insurance coverage . In the event of a Material Casualty, Seller shall within fifteen (15) business days after such Material Casualty provide written notice thereof to Buyer. Such notice shall include copies of all insurance policies then in force relating to the Acquired Assets covering such Material Casualty and, Seller’s initial good faith estimate of the cost to repair such damage or destruction (“Cost Estimate”). Buyer may, by written notice to Seller within twenty (20) days after Buyer’s receipt of notice of the Material Casualty, elect in writing to terminate this Agreement. Should Buyer terminate this Agreement in accordance with the provisions of this Section 4.6, this Agreement shall be terminated. If any part of the Acquired Assets is damaged or destroyed prior to the Closing Date but this Agreement cannot be terminated or is not terminated by Buyer, this Agreement shall not be affected and the parties shall not be excused from performance hereunder, but, as of the Closing date, at Buyer’s request, Seller shall assign to Buyer all of its right, title and interest in and to the proceeds of insurance insuring against the loss and Seller’s interest in sums payable thereunder or, to the extent that such proceeds are less than the CostEstimate, make payment to Buyer in amount that together with such proceeds equals the Cost Estimate.

ARTICLE 5

CONDITIONS TO THE OBLIGATIONS OF SELLER

The obligations of Seller to consummate the sale of the Acquired Assets and any other transaction contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions.

5.1 Representations and Warranties to be True and Correct. The representations and warranties of Buyer contained in ARTICLE 3 shall be true, complete and correct in all material respects (except to the extent qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects in accord with those standards) on and as of the Execution Date and the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and an officer of Buyer shall have certified to such effect to Seller in writing.

5.2 Performance. Buyer shall have performed and complied in all material respects with all of its covenants hereunder through Closing.

5.3 No Action or Proceeding. No Order of any Governmental Authority restraining, enjoining or otherwise preventing or delaying the consummation of this Agreement or the transactions contemplated hereby shall be outstanding, and no Proceeding or investigations by or before, or otherwise involving, any Governmental Authority shall be threatened or pending against Seller or Buyer which seeks to enjoin or prevent the consummation of the transactions contemplated under this Agreement or which seeks material damages in connection with the transactions contemplated hereby.

5.4 Buyer’s Closing Deliverables. Seller and their counsel shall have received executed copies of the following documents (the “Buyer’s Closing Documents”):

(a) Assignment and Assumption Agreement, executed.

(b) Certificates. Receipt of a certificate executed by Buyer, dated as of the Closing Date and reasonably satisfactory in form and substance to Seller, certifying that (i) each of the representations and warranties of Buyer contained herein is true and correct in all material respects on and as of the Closing Date, and (ii) Buyer has performed and complied in all material respects with all agreements, obligations, covenants, and conditions required to be performed or complied with by them pursuant hereto on or prior to the Closing Date, except as may have been waived in writing by Seller.

(c) Certificate of Good Standing. A certificate of good standing of Buyer from the Secretary of State of the State of dated no earlier than ten (10) days prior to the Closing. (d) Secretary’s Certificate. A certificate of the Secretary or an Assistant Secretary of Buyer dated as of the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the members of Buyer authorizing the execution, delivery, and performance of this Agreement and all transactions contemplated by this Agreement and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (ii) an incumbency and specimen signature of each officer of Buyer executing this Agreement or the other documents to be delivered by Buyer pursuant to this Agreement, and a certification by another officer of Buyer as to the incumbency and signature of the officer signing the certificate referred to in this Section 5.4(d).

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1 Retention and Access to Records. After the Closing Date, Buyer shall retain the Transferred Records for a period consistent with Buyer’s record retention policies and practices, but in any event for at least the minimum period for which such Transferred Records are required to be retained under applicable Legal Requirements. Buyer also shall provide Seller and its representatives reasonable access thereto, during normal business hours and on reasonable prior written notice, to enable them to prepare financial statements, tax returns, respond to tax audits or any other reasonable business purpose.

6.2 Access to Acquired Assets; Contracts.

(a) Between the Execution Date and the Closing Date, Seller shall afford to the authorized representatives and agents of Buyer reasonable access to and the right to inspect the properties, books and records of Seller relating to the Business and the Acquired Assets, and the enforce service contracts of Seller to be acquired by Buyer, and will furnish Buyer with such additional financial and operating data and other information as to the Business and the Acquired Assets as Buyer and it’s representatives may from time to time reasonably request.

Buyer’s right of access and inspection shall be made in such a manner as not to interfere unreasonably with the operation of Seller’s Business or Seller’s use of the Acquired Assets.

(b) This Agreement shall not constitute an attempt to assign any Acquired Asset or assume any Assumed Liability, if the attempted assignment or assumption of same, as a result of the absence of a consent or authorization of a third party, would constitute a breach or default under any lease, agreement or commitment or would in any way adversely affect the rights, or increase the obligations, of Buyer or Seller with respect thereto. Except as otherwise agreed to by the Parties, Buyer and Seller shall cooperate in good faith for obtaining any consent or authorization of a third party necessary for the assignment of any Acquired Asset to Buyer or the assumption by Buyer of any Assumed Liability. With respect to any Acquired Asset, if Seller fails to obtain the consent or authorization necessary for the assignment of such Acquired Asset prior to Closing, then Buyer may, at its option and expense, require Seller to enter into such arrangement (including sublease, agency, pass through, indemnity or payment arrangement) as reasonably necessary to provide Buyer with the benefits of such Acquired Asset. With respect to any Assumed Liability, Buyer agrees to cooperate with Seller to the extent reasonably necessary to relieve Seller from the obligations of such Assumed Liability. Seller shall get the consent of parties to service contracts maintained by Seller, and deliver them to Buyer prior to the closing date.

6.3 Misdirected Payments. Seller shall promptly remit to Buyer any monies received by Seller after Closing constituting or in respect of the Acquired Assets or Assumed Liabilities or Buyer’s operation of the Business on or following the Closing date. Buyer shall promptly remit to Seller any monies received by Buyer after Closing constituting or in respect of the Excluded Assets or Excluded Liabilities or Seller’s operation of the Business prior to the Closing date.

6.4 Cooperation on Tax Matters. Following the Closing, the Parties shall reasonably cooperate with each other and shall make available to the other, as reasonably requested and at the expense of the requesting Party (but including only out-of-pocket expenses to third parties photocopying and delivery costs), to any Tax authority, all information, records or documents relating to Tax liabilities or potential Tax liabilities, if any, of Seller for all periods on or prior to the Closing and any information which is relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Acquired Assets delivered to Buyer at Closing) until the expiration of any applicable statute of limitations or extensions thereof. Seller shall make available to Buyer the records of individual wages of all employees, as well as copies of state unemployment Tax returns, to the extent reasonably necessary for Buyer to verify future unemployment Tax rates and to calculate the correct taxable payroll for the remainder of the calendar year in which the transaction occurs. Seller shall file terminating Forms W-2 and Forms 1099 with respect to all periods ending prior to the Closing Date, as appropriate.

6.5 Cooperation.

The Parties shall reasonably cooperate with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (i) furnish upon written request to each other such further information; (ii) execute and deliver to each other such other documents; (iii) cooperate and provide reasonable assistance during any payroll transition; and (iv) do such other acts and things, all as the other Party may reasonably request, for the purpose of carrying out the intent of this Agreement and the contemplated transaction.

6.6 Costs and Charges.

(a) Transfer and Other Taxes. Seller shall be responsible for the cost of any and all state, county, local and municipal transfer and/or excise stamps or Taxes, however denominated, required as a result of the transfer of the Acquired Assets hereunder to Buyer.

(b) Professional Fees. Buyer and Seller shall each pay their own professionals’ fees and expenses, including those of attorneys, investment bankers and accountants.

6.7 Employees.

(a) Buyer shall not be required to hire any former employee of Seller whose employment record indicates such person is ineligible for rehire consistent with Buyer’s standard practices with respect to employment of former employees.

(b) Seller or a Seller Affiliate shall provide continuation coverage, to the extent it is required to do so under COBRA, (i) to all former employees of Seller (and its Affiliates) who incur COBRA “qualifying events” prior to the Closing date (and their covered dependents) and (ii) to all employees who do not become Employees of Buyer (and their covered dependents), to extend Buyer is required to do so.

(c) Buyer shall employ and retain for such period of time following the Closing Date such number of Seller’s Employees as shall be necessary to avoid any potential liability by Seller for a violation of the Workers Adjustment and Retraining Notification Act, 29 U.S. Stat. § 2101 et seq. (the “WARN Act”), attendant to Seller’s (or Seller Affiliate’s) failure to notify such Employees of a “mass layoff” or “plant closing” (as such terms are defined in the WARN Act). Buyer shall be liable and responsible for any notification required under the WARN Act (or under any similar state or local Laws) and Buyer shall indemnify and hold Seller and its Affiliates harmless from and against any liability asserted against Seller or any Seller affiliate under the WARN Act as a result of Buyer’s failure to comply with the provision of the WARN Act as of or after the Closing Date or Buyer’s failure to comply.

(d) At the Closing, Seller shall deliver to Seller copies of all personnel records of the Seller Employees. Seller shall coordinate with Buyer promptly after the Execution Date to provide Buyer reasonable access to employees of Seller and its Affiliates. 6.8 Change of Name. On or before the Closing Date, Seller shall (a) amend its charter and take all other actions necessary to change its name to one sufficiently dissimilar to Seller’s present name, in Buyer’s judgment, to avoid confusion, and (b) take all actions requested by Buyer to enable Buyer to use any names acquired by Buyer at the Closing if it chooses to do so. From and after the Closing Date, Seller shall make no further use of (i) the name or any derivative thereof, or (ii) any other name that, in Buyer’s reasonable judgment, is sufficiently similar to so as to potentially cause confusion.

6.9 Conduct of the Company. During the period from the date of this Agreement and continuing until the Closing, the Seller agrees that, except as expressly contemplated or permitted by this Agreement or the Schedules; as required by any Legal Requirement; or to the extent that the Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed:

(a) the Seller shall use reasonable efforts to carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted; provided, however, that no action by the Seller with respect to matters specifically addressed by any other provision of this Section shall be deemed a breach of this Section , unless such action would constitute a breach of one or more of such other provisions;

(b) other than as may be required by or in conformance with Legal Requirements in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the Schedules, the Seller shall not sell, encumber or otherwise dispose of, or agree to sell, encumber or otherwise dispose of, any of its material assets other than in the ordinary course of business consistent with past practice;

(c) other than as required by an existing contract or agreement as in effect on the date hereof and other than in the ordinary course of business consistent with past practice, the Company shall not (i) increase the amount of cash compensation or severance pay of any officer, (ii) make any material increase in, or commitment to increase materially, any employee benefits or (iii) adopt or make any commitment to adopt any material Employee Benefit Plan.

6.10 Broker Indemnification Buyer agrees to j indemnify, defend and hold harmless Liberty Business Advisors of San Francisco, together with its agents, representatives, and Houmehr Mike Panoussi (DRE Lic. No. 01853627), from and against any and all claims, liabilities, losses, damages, costs, or expenses (including reasonable attorneys’ fees) arising out of the wrongful deliberate act or gross negligence act of Buyer.

Seller agrees to j indemnify, defend and hold harmless Liberty Business Advisors of San Francisco, together with its agents, representatives, and Houmehr Mike Panoussi (DRE Lic. No. 01853627), from and against any and all claims, liabilities, losses, damages, costs, or expenses (including reasonable attorneys’ fees) arising out of the wrongful deliberate act or gross negligence act of Seller.

ARTICLE 7

TERMINATION

7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Buyer and the Seller;

(b) by the Seller, if there has been a material breach by the Buyer of any covenant, representation or other agreement or term contained herein which has prevented the satisfaction of any condition to the obligations of the Seller at the Closing and such breach has not been waived by the Seller or cured by the Buyer within ten business days after the Buyer’s receipt of written notice thereof from the Seller;

(b) by the Buyer, if there has been a material breach by the Seller of any covenant, representation or other agreement or term contained herein which has prevented the satisfaction of any condition to the obligations of the Buyer at the Closing and such breach has not been waived by the Buyer or cured by the Seller within ten business days after the receipt of written notice thereof from the Buyer;

(c) by the Seller, if the transactions contemplated hereby have not been consummated on or before October 31, 2025 ; provided that the Seller shall not be entitled to terminate this Agreement pursuant to this Section if the Seller’s breach of it obligations under this Agreement has prevented the consummation of the transactions contemplated herein;

(d) by the Buyer, if the transactions contemplated hereby have not been consummated on or before October 31, 2025 ; provided that the Buyer shall not be entitled to terminate this Agreement pursuant to this Section if the Buyer’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

(f) by the Buyer upon (i) the failure of the representations and warranties of Seller described herein in to be true and correct in all material respects as of the Closing Date, or

(ii) a Governmental Authority orders in writing that the transactions contemplated by this Agreement not be completed or notifies Buyer or Seller in writing that it is investigating such transaction for compliance with Legal Requirements. The party desiring to terminate this Agreement pursuant to this section shall give written notice of such termination to the other party hereto.

7.2 Effect of Termination. In the event this Agreement is terminated by either the Buyer or the Seller, the provisions of this Agreement shall immediately become void and of no further force and effect, and there shall be no liability on the part of the Buyer or the Seller to any other party hereto, and the party breaching the Agreement shall pay to the other party all attorneys fees and costs incurred in connection with negotiating and executing the Agreement by the non-breaching party.

ARTICLE 8

INDEMNIFICATION

8.1 General.

The representations and warranties made by each Party herein shall survive the closing and/or termination of this Agreement for a period of six months after the Closing.

8.2 The Seller shall defend, indemnify and hold harmless, the Buyer and its respective directors, from and against any and all Losses suffered or incurred by Buyer after the date hereof as a result of or arising out of: (i) the falsity or incorrectness of or breach of any representation or warranty of Seller in this Agreement;

(ii) The failure by Seller to perform any covenant or agreement applicable to it in the Transactions.

(iii) Any and all claims lodged against Buyer, its’ officers, directors, shareholders, or affiliates, by the Estate of Seller’s deceased former minority shareholder.

8.3 The Buyer shall defend, indemnify and hold harmless, the Seller from and against any and all Losses suffered or incurred by Seller after the date hereof as a result of or arising out of:

(i) the falsity or incorrectness of or breach of any representation or warranty of Buyer in this Agreement;

8.4 The representations and warranties of each Party set forth in this Agreement shall expire and be of no further force or effect on the date that is 6 months after the Date selected as the Closing Date, provided, however, with respect to any matter as to which a reasonable and good faith claim for indemnification has been duly noticed hereunder and is pending or unresolved at the end of the above Period, such claim shall continue to be covered by the indemnification provisions hereof, and the Indemnifying Party shall remain potentially liable therefor, until resolved.

8. 5 Seller shall not be dissolved prior to the end of 24 months following the Closing Date.

ARTICLE 9

MISCELLANEOUS

9.1 No Shop. Except for the sale of inventory and other assets in the ordinary course, Seller agrees that, from the date hereof through the date of consummation or earlier termination of this Agreement, it shall not, and shall not permit any of its Affiliates or employees or any investment banker, attorney, adviser or other representative of Seller to, directly or indirectly, (i) offer for sale or solicit offers to buy the Business, any part of the Acquired Assets or any interest in Seller, (ii) hold discussions or negotiate with, or provide information to, any Person (other than Buyer) with a view towards such an offer or solicitation or with a view towards a sale of any equity interest in or a merger or consolidation of any entity owning the Acquired Assets, or (iii) enter into any Contract with any such Person relating to the sale or other disposition of any of the Seller’s assets or any part of the acquired Assets.

9.2 Non Compete, Confidential Information

a. Seller and Fred Porras, jointly and individually, on behalf of themselves, their agents, representatives and affiliates, each acknowledge that (i) Buyer is purchasing all of the Business’ Good Will from Seller; and (ii) it is a condition precedent to the Buyer’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement that Buyer acquire all the Good Will of the Business: and (iii) Buyer would not have entered into the Asset Purchase Agreement unless the Seller and Porras agreed to sell to Buyer all of the Good Will of the Business; and (iv) the Seller hereby enters the following non-competition agreement in order to protect the Business’ Good Will so being acquired by Buyer. The Seller and Porras agree not to start a business, join a business, conduct a business, or work for a competitor of the Business being sold hereby, within the California counties of Los Angeles and Ventura, which is or would be competitive with the Business of Seller being acquired, for a period of thirty-six months from the date of Closing. The sale price for the Business being acquired pursuant to the terms of this Agreement, serves in part as the consideration for this non-compete provision, as it's exchanged for the seller's promise not to compete.

b. Each of Seller and Porras acknowledges that he, she or it is and will be in possession of Confidential Information concerning the Business, including, but not limited to, information about markets, key personnel, current and prospective customers and other business affairs and methods and other information not readily available to the public; provided, however, that, for purposes of this Agreement, Confidential Information shall not include information which (a) is or becomes generally available to the public other than as a result of wrongful disclosure by any Porras or the Seller, or (b) becomes available to P orras or the Seller, as applicable, from a third party without restriction or breach of this Agreement and, to their knowledge, without breach of any other confidentiality obligation owed to the Buyer. As a means reasonably designed to protect the Confidential Information, and to protect the Good Will of the Business acquired by the Buyer, from the Closing Date above until the third anniversary of the Closing Date, the Seller and Porras agree that they will not, directly or indirectly (including through Affiliates), within the geographic region of Los Angeles and Ventura Counties, California, engage in, assist (financially or otherwise), render services to, or perform any activity that is competitive with, or substantially similar to the Business (the “Protected Activities”). Notwithstanding the foregoing, each of Porras and the Seller may own, directly or indirectly, an aggregate of no more than one percent (1%) of the outstanding stock or other equity interest of or in any publicly traded corporation or other business enterprise that engages in the Protected Activities, provided that such participation therein is solely as a passive investor and does not include any role, as applicable, as director, officer, manager or other service provider.

c. From the Closing Date until the third anniversary of the Closing Date, neither the Seller nor Porras will, without the prior written consent of the Purchaser, directly, indirectly (including through his, her or its Affiliates) or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity: (a) hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ, any person who, as of the Closing Date or at any time during the six (6) month period prior thereto, was an employee of the Seller and was engaged in the Business (provided, however, that if any such employee is hired by the Buyer and thereafter terminated by the Buyer, then the Seller may hire such person), or (b) contact, solicit, service or otherwise have any dealings with any person or entity with whom the Purchaser has a then-current business relationship in connection with the Protected Activities if such contact, solicitation or other dealings could reasonably be expected to adversely impact the Buyer’s relationship with such person or entity. This shall not preclude Seller from rendering consulting services to Buyer after the Closing as contemplated by this Agreement.

d. Unless otherwise approved in writing by the Purchaser, each of Porras and the Seller covenants and agrees that he, she or it will not use for any purpose and will keep secret and will not intentionally disclose to anyone other than the Buyer, any and all Confidential Information about the Business.

f. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in this Article. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of this Agreement or the continuation of any such breach without the necessity of proving actual damages and without posting any bond or other security, and may seek to specifically enforce the terms of this Agreement.9.3 Broker Indemnification

Buyer agrees to indemnify, defend and hold harmless, Liberty Business Advisors of San Francisco, together with its agents, representatives, and Houmehr Mike Panoussi, from and and against all claims, liabilities, lossess, damages costs or expenses, including reasonable attorneyls fee, arising of out of the negotiation, execution performance or enforcement of this Agreement, as a result of the Buyers harmful intentional or tortious acts.

Seller each agree to indemnify, defend and hold harmless, Liberty Business Advisors of San Francisco, together with its agents, representatives, and Houmehr Mike Panoussi, from and and against all claims, liabilities, lossess, damages costs or expenses, including reasonable attorneyls fee, arising of out of the negotiation, execution performance or enforcement of this Agreement, as a result of the Sellers harmful intentional or tortious acts.

9.3 Amendments. This Agreement may not be amended, modified or supplemented, and no provision hereof shall be waived, without the signed written consent of all the Parties hereto and clearly expressing such intent.

9.4 Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement at any one time shall not be deemed a waiver of such term, covenant, or condition at any other time, nor shall any waiver or relinquishment of any right or power herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

9.5 Notices. All notices, payments, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given only if sent by hand delivery or by recognized overnight courier, or by email, addressed as follows (or to such other addresses subsequently designated by a Party from time to time pursuant to this Section ):

If to Seller to:	Attn: Fred Porras
with a copy to:	44262 Division Street
OPSEC Specialized Protection
Lancaster, CA 93535

If to Buyer, to:	Sentinel Holdings Ltd
Copy to:	Santa Clara CA 95050
2010 El Camino Real #517

9.6 Counterparts. This Agreement may be executed in any number of counterparts (including by means of telecopied signature pages or signature pages sent electronically in a .pdf format), each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

9.7 Enforceability and Severability. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal, or unenforceable in any Proceeding, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed severed from this Agreement, as the case may require, and the balance of this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally contained herein, as the case may be.

9.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.

9.9 Assignment. This Agreement shall not be assigned or delegated by any Party without the signed prior written consent of the other Party; provided, however, that Buyer may, without the written consent of the other Party (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder, provided that such assignment shall not relieve Buyer of any of its obligations or liabilities hereunder. Absent an express written agreement among the Parties to the contrary, any assignment, delegation, or designation shall not release a Party from any obligations under this Agreement, and the delegating or designating Party shall remain liable, jointly and severally, with any delegate or designee with respect to all obligations of the delegating or designating Party under this Agreement. Any purported assignment, delegation, or designation in violation of this Section 9.9 is void.

9.10 Expenses. Each Party will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

9.11 Parties in Interest. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns (if any) of the Parties hereto.

9.12 Consents. No consent or approval contemplated hereunder shall be unreasonably withheld, conditioned, delayed or denied.

9.13 Third Parties. Except as specifically contained herein, this Agreement does not and is not intended to create any rights in any Person which is not a Party to this Agreement.

9.14 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and agreements referenced herein, constitutes the sole and entire agreement and understandings of the Parties with respect to the subject matter hereof, and supersedes and terminates any and all prior agreements, discussions, negotiations or communications. All Schedules and Exhibits hereto are incorporated herein by reference.

9.15 Specific Performance; Injunctive Relief. Each Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of the other Party hereunder not only by an action(s) for damages but also by an action(s) for specific performance, injunctive and/or other equitable relief, without posting any bond or other undertaking. The Parties acknowledge and agree that any breach or threatened breach of any post-Closing covenant by any Party will likely result in some irreparable injury.

9.16 Headings; Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. All references to documents, instruments or agreements will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto, but only to the extent existing as of the date hereof.

9.17 Applicable Date. Any reference to any Legal Requirements or to any Contract means same as exists as of the Execution Date and again as of the Closing Date.

9.18 Dispute Resolution.

(a) In the event of any dispute or disagreement between the Parties following the Closing as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder the matter, upon the written request of any Party, shall be referred to representatives designated by each respective Party for resolution binding on the Parties. Such representatives shall promptly meet in a good faith effort to resolve the dispute. If the representatives do not agree upon a resolution within thirty (30) calendar days after reference of the matter to them, each Party shall be free to exercise the remedies available to it under the law.

(b) If any controversy, dispute or claim arising out or relating in any way to this Agreement or the transactions contemplated hereunder is not resolved by negotiation pursuant hereto, then either Party involved in such controversy, dispute or claim may demand that the controversy, dispute or claim be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect by three arbitrators selected in accordance with such rules unless the parties shall agree on a single arbitrator. The arbitrators shall reside or practice primarily in the County of Los Angeles, State of California The arbitration proceedings shall be held in Los Angeles County, Californiaor another mutually acceptable neutral venue.

Each Party shall bear all of its own expenses and the arbitrators’ fees and expense shall be shared equally by the parties to the arbitration; provided, however, that at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing Party or Parties. The decision of the arbitrators shall (i) be rendered in writing, and concurred in by a majority of the arbitrators, if more than one, and (ii) be final, binding and conclusive and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. To the extent practical, the decision of the arbitrators shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The arbitrators shall have the power to grant equitable relief. The arbitrators shall cause their written decision to be delivered to the Parties. The Parties consent to the jurisdiction of the foregoing arbitrator or arbitrators and further consent to the jurisdiction of any state or federal court located in the State of for the purpose of enforcing the decision or award of the arbitrators. The Parties agree that service of process may be made on any such Party by personal delivery or by registered or certified mail addressed to the appropriate Party at the address for such Party specified herein. The submission to the jurisdiction of the courts referred to above for the purpose of enforcing the decision or award of the arbitrators shall not (and shall not be construed so as to) limit the right of any Party to file or commence a proceeding against the other in any other court of competent jurisdiction for the purpose of enforcing the decision or award of the arbitrators if and to the extent permitted by applicable law. In the event any suit or other legal proceeding is brought for the enforcement of any decision or award of the arbitrators, the Parties agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal and costs incurred in bringing such suit or proceeding. Notwithstanding anything to the contrary, and without prejudice to the above procedures, any Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such Party’s request for temporary relief.

9.19 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

9.20 Incorporation of Exhibits and Schedules. Notwithstanding any provision of this Agreement to the contrary, Buyer and Seller acknowledge and agree that, with respect to any exhibit and/or schedule referenced in this Agreement but not completed and attached hereto as of the Execution Date, Buyer and Seller shall, in good faith negotiate the contents of such exhibit and/or schedule prior to the Closing Date.

[Signature pages to follow]

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CONSENT TO ACTION IN LIEU OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF OPSEC SPECIALIZED PROTECTION INC.

The undersigned, being all of the members of the Board of Directors of Opsec Specialized Protection Inc., a California corporation (the "Corporation"), acting pursuant to Section 307 of the California Corporations Code, hereby adopt the following resolutions by unanimous written consent without a meeting:

RECITALS

WHEREAS, the Board has reviewed and considered that certain Asset Purchase Agreement (the "Agreement"), dated as of October 1, 2025, by and among Opsec Specialized Protection Inc., Fred Porras, and Opsec California, a California corporation, a wholly owned subsidiary of Sentinel Holdings Ltd., and attached hereto as Exhibit A;

WHEREAS, the Board deems it to be in the best interest of the Corporation to approve and authorize the Corporation to enter into the Agreement and consummate the transactions contemplated therein.

RESOLUTIONS

NOW, THEREFORE, BE IT:

RESOLVED, that the Agreement in substantially the form attached hereto as Exhibit A be, and hereby is, approved; and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered, and directed, in the name and on behalf of the Corporation, to execute

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and deliver the Agreement, with such changes, modifications, and amendments as such officer shall approve, such approval to be conclusively evidenced by the execution thereof;

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered, and directed to take any and all further action, and to execute and deliver any and all such other documents, agreements, certificates, instruments, or writings as they may deem necessary, advisable, or proper in order to effectuate the intent of the foregoing resolutions and consummate the transactions contemplated by the Agreement;

FURTHER RESOLVED, that all acts previously taken by the officers and directors of the Corporation in connection with the Agreement and the transactions contemplated therein are hereby ratified, confirmed, and approved in all respects.

GENERAL CONSENT

This written consent shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation and shall have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held for such purpose.

IN WITNESS WHEREOF, the undersigned, constituting all of the directors of Opsec Specialized Protection Inc., have executed this consent effective as of the ___ day of September, 2025.

____
FRED PORRAS
Director

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INDEMNITY AGREEMENT

The parties to this Indemnity Agreement (the "Agreement") are OPSEC Specialized Protection, (hereinafter · 'INDEMNITOR"') and In-N-Out Burgers, a California Corporation (hereinafter "INDEMNITEE"). The purpose of this Agreement is to protect INDEMNITEE from potential loss, liability, claims, demands, or harm related to security services performed by INDEMNITOR.

1. Scope of Indemnity

INDEMNITOR agrees to defend, indemnify, and hold INDEMNITEE harmless from any and all liability, losses, or damages INDEMNITEE may suffer as a result of claims, demands, costs, or judgments against INDEMNITEE arising out of and to the extent cause by any service performed by INDEMNITOR on behalf of INDEMNITEE. INDEMNITOR expressly undertakes to defend, indemnify, and hold INDEMNITEE harmless from all potential liability, losses, or damages, unless it is caused by the negligence of INDEMNITEE, its agents, successors, assigns, or employees.

Notwithstanding the above, INDEMNITEE acknowledges that INDEMNITOR is not an insurer and INDEMNITOR makes no warranty, express or otherwise, that the services furnished shall avert or prevent occurrences or related consequences. The services provided under this Agreement are solely for the benefit of the INDEMNITEE and neither this Agreement nor any services rendered hereunder shall give rise to or shall be deemed to or construed to confer, any rights on any other party or a third party beneficiary. INDEMNITEE agrees that INDEMNITOR shall not be liable for personal injury, property damage and any other damages unless resulting from the gross negligence or willful misconduct of INDEMNITOR or its officers', agents, or employees.

2. Insurance Coverage and Additional Insured Requirements

INDEMNITOR shall provide at least the statutory minimum amount of workers' compensation insurance for its employees. In addition, INDEMNITOR shall maintain comprehensive general liability insurance in the minimum amount of $1,000,000.00 for each ~~claim~~ occurrence. INDEMNITOR also agrees to further protect INDEMNITEE by adding INDEMNITEE as an additional insured on its general liability policy coverage. INDEMNITOR agrees to provide a copy of the insurance certificate within one (10) days of executing this Agreement and will do so before providing any services for INDEMNITEE.

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3. Expenses. Attorneys· Fees, and Costs

Should it become necessary for purposes of resisting, adjusting, compromising, or litigating any claims or demands arising out of the subject matter with respect to which indemnification is provided by this Agreement, or for purposes of enforcing this Agreement, for INDEMNITEE to incur any expenses, or become obligated to pay any attorneys' fees or court costs, INDEMNITOR agrees to reimburse INDEMNITEE for such expenses, attorneys' fees, or costs ~~within a reasonable time, in no event to exceed thirty days after receiving written notice from INDEMNITEE of the incurring of such expenses, attorneys· fees, or costs.~~ to the extent such expenses, attorneys' fees or costs are adjudicated to be caused by the gross negligence or willful misconduct or INDEMNITOR or it's officers', agents, or employees.

4. Interest

INDEMNITOR shall pay INDEMNITEE interest at an annual rate often percent, compounded qruterly, on all expenses or costs reasonably incurred by INDEMNITEE in enforcing this Agreement, and on any sums INDEMNITEE may pay as a result of claims, demands, costs, or judgments with respect to the subject matter of this Agreement, ~~from the date such sums are actually paid~~ from the date such expenses or costs are adjudicated as attributable to the INDEMNITOR and therefore become due to the INDEMNITEE.

Initials:

5. Binding Effect

The terms of this Agreement shall bind and inure to the benefit of the parties and their heirs, legal representatives, successors, and assigns.

6. Payment of Indirect Costs and Attorneys' Fees

Should it become necessary for INDEMNITEE, its agents, successors, or assigns to incur any costs or expenses, whether direct or indirect, including but not limited to attorneys' fees, investigators' fees, collection fees, or court costs, in connection with any claim or demand for which indemnification is provided by this Agreement, or in connection with any attempt to recover losses incurred on such claims or demands, or in connection with the enforcement of this Agreement or any portion of such Agreement, INDEMNITOR agrees to pay INDEMNITEE such reasonable costs or expenses, including attorneys' fees, for which expenditure is made or liability incurred by INDEMNITEE, but only to the extent such claim or demand are adjudicated as attributable to INDEMNITOR.

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7. Additional Terms

This Agreement shall be governed and construed by the laws of the State of California. The parties agree to submit jurisdiction and venue of any dispute to the Superior Court of the County of Orange. The entire Agreement between the parties with respect to this Indemnity Agreement is contained within this written contract. This Agreement shall prevail over any other agreement between the parties. No waiver, alteration, or modification of any provision of this Agreement shall be binding unless it is in writing and signed by a duly authorized representative of the parties to this Agreement.

Accepted:

Authorized agent for INDEMNITOR	Authorized agent for INDEMNITEE
By: Fred Porras	By: (Angie Mattos)
Title: President	Title: ~~Asset Protection Department~~ Head
Date: 2-11-2025	Date: 02/14/2025

Initials:

(Revised 01/20/2020)

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Equipment List

Vehicles

Not Purchasing

Radio's

25 Rapid Radios

Telephone System

NEC
12 Phone extensions

Copy Machine & Fax

One (1) Copier (own)
One (1) Copier (leased)

Computers

Eight (8) Desk Top Computers
Three (3) Desk Top Printers

Office Equipment

Twelve (12) Office Desk & Chairs
Five (5) Lobby & Extra Chairs
All Offices have tape dispensers, staplers, staple removers, pens, file trays, calculators,
Four (4) File Cabinets. Two Very Large.

Security Equipment Including Issued Equipment

07 GPS Vehicle Tracking Systems
255 Pants
255 Shirts
120 Jackets
200 Shoulder Patches
150 Metal Badges
85 Sam Brown (Utility Belt)
85 Handcuffs
85 Handcuff Cases
85 Sets of Keepers (4 in a set)
7 Posse Boxes

DocuSigned by:
Fred Porras
F1D2917168D84DA...

Fred Porras

10/6/2025

DocuSigned by:
Kyle Madej
4F5B253A53C94B0...

Kyle Madej

10/6/2025

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I do have some Workers comp and lawsuits pending that OPSEC will take full responsibility for.

Workers Comp

Ronald King

Jasmine Clayton

Lyndon Requena Butler

Kennett Jasper

Martin Lugo

Eulogio Ruvalcaba PAGA

Joseph Reyes

John Lewis

Christian Bolden

Labor & Wage suits

Tykese Davis - Lancaster Inn

Kayla Ward – Labor Commission

Maria Martin

Jerome Saxton

Tacori Booker

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Field Operations Supervisors Annual Salary

Fizer, Birgit	$62,400.00	
Mariotti, Cory	$58,240.00	
Thomas, Adrian	$52,000.00	
Nunez, Gabriel	$52,000.00	
Matt Armenta	$52,000.00	Just resigned moved to Arizona

Admin Staff paid hourly

Ashley	$24.00
Berenis	$24.00

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CONSENT TO ACTION IN LIEU OF SPECIAL MEETING

OF THE SHAREHOLDERS

OF OPSEC SPECIALIZED PROTECTION INC.

The undersigned, being all of the shareholders of Opsec Specialized Protection Inc., a California corporation (the "Corporation"), acting pursuant to Sections 152 and 603 of the California Corporations Code, hereby adopt the following resolutions by unanimous written consent without a meeting:

RECITALS

WHEREAS, the shareholders have reviewed and considered that certain Asset Purchase Agreement (the "Agreement"), dated as of October 1, 2025, by and among Opsec Specialized Protection Inc., Fred Porras, and Opsec California, a California corporation, a wholly owned subsidiary of Sentinel Holdings Ltd., and attached hereto as Exhibit A;

WHEREAS, the shareholders deem it to be in the best interest of the Corporation to approve and authorize the Corporation to enter into the Agreement and consummate the transactions contemplated therein.

RESOLUTIONS

NOW, THEREFORE, BE IT:

RESOLVED, that the Agreement in substantially the form attached hereto as Exhibit A be, and hereby is, approved; and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered, and directed, in the name and on behalf of the Corporation, to execute

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and deliver the Agreement, with such changes, modifications, and amendments as such officer shall approve, such approval to be conclusively evidenced by the execution thereof;

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered, and directed to take any and all further action, and to execute and deliver any and all such other documents, agreements, certificates, instruments, or writings as they may deem necessary, advisable, or proper in order to effectuate the intent of the foregoing resolutions and consummate the transactions contemplated by the Agreement;

FURTHER RESOLVED, that all acts previously taken by the officers and directors of the Corporation in connection with the Agreement and the transactions contemplated therein are hereby ratified, confirmed, and approved in all respects.

GENERAL CONSENT

This written consent shall be filed with the minutes of the proceedings of the shareholders of the Corporation and shall have the same force and effect as if adopted at a meeting of the shareholders duly called and held for such purpose.

IN WITNESS WHEREOF, the undersigned, constituting all of the shareholders of Opsec Specialized Protection Inc., have executed this consent effective as of the 30th day of September, 2025.

FRED PORRAS
Shareholder

CHAD SLATER, as Trustee of the ZAS Family Trust, dated January 10, 2011
Shareholder

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Client Name	City	Type of Service	Current Rate	Hourly Wage	Weekly Hour
Antelope Valley Transit Authority Main Hub	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	23.75
Antelope Valley Transit Authority Steven Owens Park	Lancaster	Armed Guard	$29.50	$17.27 +1.00	56
Antelope Valley Transit Authority Clock Tower	Palmdale	Unarmed Guard	$29.50	$17.27 +1.00	56
Antelope Valley Transit Authority South Valley Tranist	Palmdale	Unarmed Guard	$29.50	$17.27 +1.00	40
Antelope Valley Transit Authority Boulevard	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	40
Americas Job Center VPAN El Monte	El Monte	Unarmed Guard	$27.75	$17.27 +1.00	40
Americas Job Center VPAN East Palmdale	Palmdale	Unarmed Guard	$27.75	$17.27 +1.00	40
Americas Job Center JVS VPAN Columbia Way	Lancaster	Unarmed Guard	$27.75	$17.27 +1.00	40
Americas Job Center VPAN Avenue I	Lancaster	Unarmed Guard	$27.75	$17.27 +1.00	40
In-N-Out Burger Inglewood	Inglewood	Armed Guard	$55.00	$25.00 + $4.00	14
In-N-Out Burger Westwood	Westwood	Armed Guard	$55.00	$18.00 + $2.00	14
In-N-Out Burger Venice/WLA	West Los Angeles	Unarmed Guard	$32.00	$18.00 + $2.00	42
In-N-Out Burger Westchester	Westchester	Unarmed Guard	$32.00	$18.00 + $2.00	112
In-N-Out Burger San Bernardino	San Bernardino	Unarmed Guard	$32.00	$18.00 + $2.00	112
In-N-Out Burger San Bernardino II	San Bernardino II	Unarmed Guard	$32.00	$18.00 + $2.00	56
In-N-Out Burger Riverside	Riverside	Unarmed Guard	$32.00	$18.00 + $2.00	32
In-N-Out Burger Monterey Park	Monterey	Unarmed Guard	$32.00	$18.00 + $2.00	42
In-N-Out Burger Long Beach	Long Beach	Unarmed Guard	$32.00	$18.00 + $2.00	112
In-N-Out Burger Van Nuys	Van Nuys	Unarmed Guard	$32.00	$18.00 + $2.00	42
In-N-Out Burger Palmdale	Palmdale	Unarmed Guard	$32.00	$18.00 + $2.00	32
In-N-Out Burger Sherman Oaks	Sherman Oaks	Unarmed Guard	$32.00	$18.00 + $2.00	112
In-N-Out Burger Santa Clarita - Temp Account	Santa Clarita	Unarmed Guard	$32.00	$18.00 + $2.00	56
In-N-Out Burger Northridge	Nothridge (Tampa)	Unarmed Guard	$32.00	18.00 + 2.00	32
In-N-Out Burger Hollywood	Hollywood	Unarmed Guard	$41.75	$23.00 + 2.00	112
Sunset Ridge Apartments	Lancaster	Unarmed Guard	$26.00	$17.27 +1.00	24
Sunset Ridge Apartments Dedicated Vehicle Patrol	Lancaster	Unarmed Guard	$34.00	$17.27 +1.00	84
Imagine Village II	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	113
Paraclet High School Bingo	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	7
Orange Street Plaza	Redlands	Unarmed Guard	$29.50	$17.27 +1.00	56
Front Gate Shopping Center	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	56
		Unarmed Guard			
High Desert Medical	Lancaster	Unarmed Guard	$27.50	$17.27 +1.00	65
Palmdale Medical Center	Palmdale	Unarmed Guard	$28.00	$17.27 +1.00	40

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

Metamorphosis Apartments	Sylmar	Unarmed Guard	$29.50	$17.27 +1.00	56
Penny Lane Division Street	Lancaster	Armed Guard	$43.50	$17.27 +1.00	89.5
Penny Lane Commerce	Commerce	Armed Guard	$43.50	$17.27 +1.00	45
Eastside Town Center	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	56
Los Hermanos HOA Homes Gate House	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	84
QCSC Marijuana Storage - Gate House	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	168
Cinemark Movie Theater	Lancaster	Unarmed Guard	$28.50	$17.27 +1.00	65
Cinemark Movie Theater - Special Officer	Lancaster	Armed Guard	$50.00	$25.00 + 3.00	20
Madeline Court Pool Guard - Seasonal	Palmdale	Unarmed Guard	$32.00	$17.27 +1.00	56
Madeline Court Bicycle Patrol Guard - Seasonal	Palmdale	Unarmed Guard	$32.00	$17.27 +1.00	56
Mental Health America	Long Beach	Unarmed Guard	$32.00	$18.00+2.00	40
Mental Health America	Lancaster	Unarmed Guard	$32.00	$17.27 +1.00	40
Lancaster Schools 20 schools	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	614.75
Golden Valley North Shopping Center	Santa Clarita	Dedicated Car	$14.68	$17.27 +1.00	28
Golden Valley South Shopping Center	Santa Clarita	Dedicated Car	$19.56	$17.27 +1.00	28
Chuck E. Cheese	Lancaster	Armed Guard	$48.00	$17.27 +1.00	20.5
Chuck E. Cheese	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	16
Antelope Valley Partners for Health	Lancaster	Unarmed Guard	$28.00	$17.27 +1.00	40
Solv Energey Solar Plant - Calls when needed	Lancaster	Unarmed Guard	$38.00	$17.27 +1.00	429
House of Refuge - Special	Lancaster	Unarmed Guard	$25.00	$17.27 +1.00	148.15
Northrop Credit Union	Palmdale	Unarmed Guard	$28.00	$17.27 +1.00	50
Good Shephard Cemetery	Lancaster	Unarmed Guard		29.5	34.5
Valley Central	Lancaster	Unarmed Guard	$29.50	$17.27 +1.00	36
Solv Energey Solar Plant - Willow Springs	Rosamond	Unarmed Guard	$42.00	$17.27 +1.00	56
WebTrans	Rosamond	Unarmed Guard	$37.00	$17.27 +1.00	168
Cordova & Sienna Apartments Shared	Lancaster	Unarmed Guard	$28.50	$17.27 +1.00	32
Antelope Valley High School District On Call	Lancaster	Unarmed Guard	$28.00		
Kepple Schol District On Call	Lancaster	Unarmed Guard	$32.00		
Terracina Apartments	Lancaster	Unarmed Guard	$28.00	$17.27 +1.00	336
Lancaster Police Station	Lancaster	Unarmed Guard	$28.00	$17.27 +1.00	108
Park View Educational Complex Lancaster School Dist	Lancaster	Unarmed Guard	$28.00	$17.27 +1.00	40

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

AV Partners for Health	Lancaster	Unarmed Guard	$28.00	$17.27 +1.00	40
AV Fair Grounds	Lancaster	Unarmed Guard	$32.00	$17.27 +1.00	
Pace Setter Plumbing Shopping Centr J-Division	Lancaster	Unarmed Guard	$32.00	$17.27 +1.00	93
Palmdale Water Distrcit	Lancaster	Unarmed Guard	$38.00	$18.00 +$2.00	25

DS

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

Total		Notes
$602.54		
$1,588.72		5 year contract ending in 2024. We can bid.
$1,420.72		
$1,014.80		
$1,014.80		
$980.00		Could not afford the $29.50 rate increase. Revised to $27.75
$980.00		Could not afford the $29.50 rate increase. Revised to $27.75
$980.00		Could not afford the $29.50 rate increase. Revised to $27.75
$980.00		Could not afford the $29.50 rate increase. Revised to $27.75
$770.00		Request Police Trained, if not unarmed guard at $32.00
$770.00		Request Police Trained, if not unarmed guard at $32.00
$1,176.00		In-N-Out has been a client for ove 20 years.
$3,136.00		
$3,136.00		
$1,568.00		
$896.00		
$1,176.00		
$3,136.00		
$1,176.00		
$896.00		
$3,136.00		
$1,792.00		
$1,024.00		
$4,676.00		
$624.00		Standing Guard 3 days Fri, Sat, Sun. Price increase 2026 $29.50.
$2,856.00		One Dedicated Vehicle 7 days a week. Price increase 2026 $36.00
$3,333.50		
$206.50		Billed monthly Bingo on Tuesday Nights.
$1,652.00		
$1,652.00		
$1,787.50		$27.50 as of April 1, 2025 Could not afford the $29.50 rate increase.
$1,120		

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

$1,652.00	
$3,893.25	Unarmed Guards $29.50
$1,957.50	
$1,652.00	
$2,478.00	
$4,956.00	
$1,852.50	
$1,000.00	
$1,792.00	June - September Pay Increase Submitted 2025 $32.00
$1,792.00	June - August
$1,120.00	Started 4-15-25
$1,120.00	
$16,290.87	Work 180 days a year. 20 schools. 19 work 30.25 hrs wkly. 1 at 40 hrs wkly. 7-1-25 $29.50
$411.04	Same Location, we split bill for payment between North & South
$547.68	Same Location, we split bill for payment between North & South
$984.00	
$472.00	
$1,120.00	Food Pantry
$16,302	YTD 2023
$71.21	YTD 2023 $3703.75
$1,375.00	OT is billed to the Client Ended in January 2025 Calls us on and off.
$897.00	$29.50
$2,352.00	Officer with Patrol Vehicle
$6,216.00	Officer with Patrol Vehicle
$912.00	Standing Guard Shared
	$42.00 Offcier w/Vehicle & $125.00 Alarm Response
$9,408.00	
$3,024.00	
$1,120.00	

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

$1,120.00	
	AV Fair & Specials Weddings, Dinners
$2,976.00	6-9 months. Started in July Temp Account
$950.00	Dedicated Vehicle Patrol w/Vehicle

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

CITY OF LANCASTER

BUSINESS LICENSE CERTIFICATE

"For Services Provided in the City of Lancaster, California Only"

LANCASTER
Creating a better tomorrow. Together.

Business Name OPSEC SPECIALIZED PROTECTION INC

Business Location 44262 Division Suite A
Lancaster, Ca 93535

Business Owner(s) OPSEC SPECIALIZED PROTECTION INC

Description PRIVATE SECURITY

FRED PORRAS
OPSEC SPECIALIZED PROTECTION INC
44262 DIVISION ST STE A
LANCASTER, CA 93535-3548

This License becomes void if any of the information on this license changes. License is not transferable or assignable. License must be posted for inspection by public.

Business License Number 07705402

Effective Date September 01, 2024

Expiration Date August 31, 2025

This certificate signifies that the person named on the face hereof has fulfilled the requirement of Title 5 of the Lancaster Municipal Code by obtaining a business license and paying the required fees. It does not entitle the licensee to transact any business unless the licensee has complied with all requirements of this chapter and any other applicable federal, state or local regulations ertaining to such business including, but not limited to, all applicable provisions of this Code. This certificate does not constitute, imply possession of or represent any other federal, state, or local permit, certificate or license required to conduct this business. This license may be suspended or revoked or conditioned with cause, per Title 5.

For all inquiries regarding this license, contact HdL Business License Division at (661) 495-5100.

OPSEC SPECIALIZED PROTECTION INC:

Thank you for your payment on your City of Lancaster Business License. **ALL CERTIFICATES MUST BE AVAILABLE FOR INSPECTION UPON REQUEST. POST LICENSE IN A CONSPICUOUS PLACE. LICENSE IS NOT TRANSFERABLE OR ASSIGNABLE.** If you have questions concerning your business license, contact the Business Support Center via email at: Lancaster@hdlgov.com or by telephone at: (661) 495-5100.

Keep this portion for your license separate in case you need a replacement for any lost, stolen, or destroyed license. A fee may be charged for a replacement or duplicate license.

SEPARATE BUSINESS LOCATIONS
In accordance with the section 5.04.020 of the City's Municipal Code, a separate license must be obtained for each branch establishment or location of the business transacted and carried on and for each separate unrelated type of business at the same location, and each license shall authorize the licensee to transact and carry on only the business licensed thereby at the location or in the manner designated in such license; provided, that warehouses and distributing plants used in connection with and incidental to a business license under the provision of this chapter shall not be deemed to be a separate place of business or branch establishment.

Starting January 1, 2021, Assembly Bill 1607 requires the prevention of gender-based discrimination of business establishments. A full notice is available in English or other languages by going to: https://www.dca.ca.gov/publications/

LANCASTER
Creating a better tomorrow. Together.

BUSINESS LICENSING
8839 N CEDAR AVE #212
FRESNO, CA 93720-1832

City of Lancaster

BUSINESS CERTIFICATE

FRED PORRAS
OPSEC SPECIALIZED PROTECTION INC
44262 DIVISION ST STE A
LANCASTER, CA 93535-3548

License Number: **07705402**

Date of Issue: **09/01/2024**

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

CALIFORNIA DEPARTMENT OF CONSUMER AFFAIRS

Renewal License

Bureau of Security and Investigative Services
P.O. Box 989002
West Sacramento, CA 95798-9002
(916) 322-4000

PRIVATE PATROL OPERATOR

License No. PPO16139

Valid Until: 06/30/2026

Receipt No. 13136

OPSEC SPECIALIZED PROTECTION, INC.
44262 N DIVISION ST #A
LANCASTER, CA 93535

In accordance with the provisions of Division 3, Chapter 11.5 of the Business and Professions Code, the company named hereon is issued a Private Patrol Operator License Renewal.

---- NON-TRANSFERABLE ----- POST IN PUBLIC VIEW -----

1204.CERT04S.071823

OPSEC SPECIALIZED PROTECTION, INC.
44262 DIVISION ST STE A
LANCASTER CA 93535-3548

BUREAU OF SECURITY AND INVESTIGATIVE SERVICES
PO BOX 989002
WEST SACRAMENTO CA 95798-9002

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

4:09 PM
10/03/25
Accrual Basis

OPSEC Specialized Protection, Inc
Profit & Loss
January through September 2025

		Jan - Sep 25
Ordinary Income/Expense		
Income		
4010 · Sales for Sentry		4,086,893.24
4020 · Sales for Alarm Response		11,170.00
4030 · Sales for Patrol		702,190.00
4035 · Sales for Dedicated Vehicle		1,037,252.69
4045 · Sales for Pool Guard		8,704.00
4050 · Sales for Armed Security		641,505.38
4060 · Customer Discounts		-5,664.00
4700 · Av Academy Class Income		41,405.50
Total Income		6,523,456.81
Cost of Goods Sold		
5010 · Sentry and Patrol Wages		
5011 · Hourly	3,144,560.09	
5014 · Holiday Pay	82,211.79	
5015 · Sick Pay	40,558.81	
5016 · Overtime	109,462.17	
5017 · Double Time	5,521.36	
5018 · Police Trained	20,122.06	
5019 · Commissions	1,498.00	
5023 · Travel	6,715.39	
5027 · CC Armed Guard	369.00	
5035 · Armed - Hourly	264,970.10	
5036 · Armed - Overtime	31,994.97	
5037 · Armed - Double Time	96.00	
5100 · LA City Hourly Rate	-107.08	
5135 · Dispatcher	77,907.57	
5136 · Dispatcher - Overtime	3,764.23	
5137 · Dispatcher - HOLIDAY	1,977.84	
5139 · Dispatcher - Double Time	313.50	
5475 · Allowance	267,264.73	
Total 5010 · Sentry and Patrol Wages		4,059,200.53
5070 · Workers Comp		562,109.97
5080 · ER PR Taxes		394,797.69
5300 · Patrol Auto		
5303 · Fuel	72,867.63	
5305 · Auto Insurance	5,628.62	
5307 · Registration and Fees	1,910.00	
5309 · Auto Repairs	19,438.56	
5313 · Vehicle Tracking System	648.70	

Page 1

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

4:09 PM
10/03/25
Accrual Basis

OPSEC Specialized Protection, Inc
Profit & Loss
January through September 2025

		Jan - Sep 25
5650 · Radios & Equipment	10,400.00	
5300 · Patrol Auto - Other	13,703.74	
Total 5300 · Patrol Auto		124,597.25
5400 · Employee Drug Testing		2,158.42
5480 · Employment Advertising		795.07
5500 · Uniforms		
5502 · Laundry	263.75	
5512 · Repairs & Alterations	793.39	
5500 · Uniforms - Other	1,700.77	
Total 5500 · Uniforms		2,757.91
5670 · Cell Phones		13,299.46
5690 · Travel & Lodging		6,027.72
5800 · Employee Benefits		
Uniform & Phone Allowance	12,322.34	
Vanguard - Outside Services	8,040.31	
5800 · Employee Benefits - Other	-1,500.00	
Total 5800 · Employee Benefits		18,862.65
5900 · Kaiser - Employee Medical Insur		30,797.82
5910 · Dental Insurance		762.32
5920 · Vision Insurance		240.10
5921 · Employee Reimbursment		49.29
5922 · 401k - Employer Match		4,745.83
Total COGS		5,221,202.03
Gross Profit		1,302,254.78
Expense		
Fees		914.46
6000 · Advertising and Promotion		10,789.84
6010 · Automobile Expense		
6015 · RAV4 Payment	6,000.00	
6010 · Automobile Expense - Other	7,009.70	
Total 6010 · Automobile Expense		13,009.70
6024 · Administration Wages		
6025 · Office Hourly	297,405.14	
6027 · Office Sick	332.85	
6031 · Office Overtime	1,560.70	

Page 2

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

4:09 PM
10/03/25
Accrual Basis

OPSEC Specialized Protection, Inc
Profit & Loss
January through September 2025

		Jan - Sep 25
6035 · Office Salary	38,840.00	
Total 6024 · Administration Wages		338,138.69
6040 · Bank Service Charges		379.00
6070 · Business Meals		
6072 · Meals for Office Parties	143.61	
6070 · Business Meals - Other	5,875.01	
Total 6070 · Business Meals		6,018.62
6100 · Card Merchant Fees		15,115.54
6150 · Classroom & Education		
6154 · Equipment	3,600.00	
Total 6150 · Classroom & Education		3,600.00
6170 · Computer Expenses		
6173 · QuickBooks Software	684.00	
6170 · Computer Expenses - Other	5,136.00	
Total 6170 · Computer Expenses		5,820.00
6230 · Defense Supplies		
6231 · Ammunition, Guns & Supplies	7,864.24	
6232 · Batons & Pepper Spray	6,985.00	
6230 · Defense Supplies - Other	564.91	
Total 6230 · Defense Supplies		15,414.15
6275 · Insurance Expense		208,398.83
6337 · Interest Expense		6,937.76
6339 · AV Academy Live Scan Expense		18,915.00
6341 · Mortgage Interest		10,796.35
6350 · AV Academy Class Instructor		6,934.00
6550 · Medical Expense		6,834.27
6590 · Office Supplies		13,431.62
6600 · Payroll Expenses		16.33
6670 · Professional Fees		
Accounting	3,375.00	
6676 · Legal Fees	22,132.94	
6670 · Professional Fees - Other	560.00	

DS
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Page 3

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

4:09 PM
10/03/25
Accrual Basis

OPSEC Specialized Protection, Inc
Profit & Loss
January through September 2025

		Jan - Sep 25
Total 6670 · Professional Fees		26,067.94
6675 · Property Taxes		51,209.21
6720 · Repairs and Maintenance		20,936.69
6725 · R&M - Janitorial		14,000.00
6800 · Taxes, Licenses and Permits		
6806 · CA Dept of Tax & Fee Admin Tax	2,446.87	
6800 · Taxes, Licenses and Permits - Ot...	294.00	
Total 6800 · Taxes, Licenses and Permits		2,740.87
6830 · Telephone Expense		2,933.26
6840 · Travel Expense		174.21
6900 · Utilities		15,119.15
Total Expense		814,645.49
Net Ordinary Income		487,609.29
Other Income/Expense		
Other Expense		
Zas Family Trust		48,880.00
8050 · Other Expense		-3,304.70
8051 · Fees for Property Tax Refund		-23,403.48
9100 · Federal Income Taxes		-3,733.85
9200 · State Income Taxes		-2,820.07
Total Other Expense		15,617.90
Net Other Income		-15,617.90
Net Income		471,991.39

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Page 4

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

4:16 PM
10/03/25
Cash Basis

OPSEC Specialized Protection, Inc
Profit & Loss
January through September 2025

		Jan - Sep 25
Ordinary Income/Expense		
Income		
4010 · Sales for Sentry		4,086,358.05
4020 · Sales for Alarm Response		7,495.00
4030 · Sales for Patrol		674,990.00
4035 · Sales for Dedicated Vehicle		1,173,152.67
4045 · Sales for Pool Guard		8,704.00
4050 · Sales for Armed Security		623,292.15
4060 · Customer Discounts		-5,664.00
4700 · Av Academy Class Income		40,925.50
Total Income		6,609,253.37
Cost of Goods Sold		
5010 · Sentry and Patrol Wages		
5011 · Hourly	3,144,560.09	
5014 · Holiday Pay	82,211.79	
5015 · Sick Pay	40,558.81	
5016 · Overtime	109,462.17	
5017 · Double Time	5,521.36	
5018 · Police Trained	20,122.06	
5019 · Commissions	1,498.00	
5023 · Travel	6,715.39	
5027 · CC Armed Guard	369.00	
5035 · Armed - Hourly	264,970.10	
5036 · Armed - Overtime	31,994.97	
5037 · Armed - Double Time	96.00	
5100 · LA City Hourly Rate	-107.08	
5135 · Dispatcher	77,907.57	
5136 · Dispatcher - Overtime	3,764.23	
5137 · Dispatcher - HOLIDAY	1,977.84	
5139 · Dispatcher - Double Time	313.50	
5475 · Allowance	267,264.73	
Total 5010 · Sentry and Patrol Wages		4,059,200.53
5070 · Workers Comp		562,109.97
5080 · ER PR Taxes		394,797.69
5300 · Patrol Auto		
5303 · Fuel	72,867.63	
5305 · Auto Insurance	5,628.62	
5307 · Registration and Fees	1,910.00	
5309 · Auto Repairs	19,438.56	
5313 · Vehicle Tracking System	648.70	

Page 1

DS
KM

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

4:16 PM
10/03/25
Cash Basis

OPSEC Specialized Protection, Inc
Profit & Loss
January through September 2025

		Jan - Sep 25
5650 · Radios & Equipment	10,400.00	
5300 · Patrol Auto - Other	13,703.74	
Total 5300 · Patrol Auto		124,597.25
5400 · Employee Drug Testing		2,158.42
5480 · Employment Advertising		795.07
5500 · Uniforms		
5502 · Laundry	263.75	
5512 · Repairs & Alterations	793.39	
5500 · Uniforms - Other	1,700.77	
Total 5500 · Uniforms		2,757.91
5670 · Cell Phones		13,299.46
5690 · Travel & Lodging		6,027.72
5800 · Employee Benefits		
Uniform & Phone Allowance	12,322.34	
Vanguard - Outside Services	8,040.31	
5800 · Employee Benefits - Other	-1,500.00	
Total 5800 · Employee Benefits		18,862.65
5900 · Kaiser - Employee Medical Insur		30,797.82
5910 · Dental Insurance		762.32
5920 · Vision Insurance		240.10
5921 · Employee Reimbursment		49.29
5922 · 401k - Employer Match		4,745.83
Total COGS		5,221,202.03
Gross Profit		1,388,051.34
Expense		
Fees		914.46
6000 · Advertising and Promotion		10,789.84
6010 · Automobile Expense		
6015 · RAV4 Payment	6,000.00	
6010 · Automobile Expense - Other	7,009.70	
Total 6010 · Automobile Expense		13,009.70
6024 · Administration Wages		
6025 · Office Hourly	297,405.14	
6027 · Office Sick	332.85	
6031 · Office Overtime	1,560.70	

Page 2

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

4:16 PM
10/03/25
Cash Basis

OPSEC Specialized Protection, Inc
Profit & Loss
January through September 2025

		Jan - Sep 25
6035 · Office Salary	38,840.00	
Total 6024 · Administration Wages		338,138.69
6040 · Bank Service Charges		379.00
6070 · Business Meals		
6072 · Meals for Office Parties	143.61	
6070 · Business Meals - Other	5,875.01	
Total 6070 · Business Meals		6,018.62
6100 · Card Merchant Fees		15,115.54
6150 · Classroom & Education		
6154 · Equipment	3,600.00	
Total 6150 · Classroom & Education		3,600.00
6170 · Computer Expenses		
6173 · QuickBooks Software	684.00	
6170 · Computer Expenses - Other	5,136.00	
Total 6170 · Computer Expenses		5,820.00
6230 · Defense Supplies		
6231 · Ammunition, Guns & Supplies	7,864.24	
6232 · Batons & Pepper Spray	6,985.00	
6230 · Defense Supplies - Other	564.91	
Total 6230 · Defense Supplies		15,414.15
6275 · Insurance Expense		208,398.83
6337 · Interest Expense		6,937.76
6339 · AV Academy Live Scan Expense		18,915.00
6341 · Mortgage Interest		10,796.35
6350 · AV Academy Class Instructor		6,934.00
6550 · Medical Expense		6,834.27
6590 · Office Supplies		13,431.62
6600 · Payroll Expenses		16.33
6670 · Professional Fees		
Accounting	3,375.00	
6676 · Legal Fees	22,132.94	
6670 · Professional Fees - Other	560.00	

Page 3

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

4:16 PM
10/03/25
Cash Basis

OPSEC Specialized Protection, Inc
Profit & Loss
January through September 2025

		Jan - Sep 25
Total 6670 · Professional Fees		26,067.94
6675 · Property Taxes		44,807.60
6720 · Repairs and Maintenance		20,936.69
6725 · R&M - Janitorial		14,000.00
6800 · Taxes, Licenses and Permits		
6806 · CA Dept of Tax & Fee Admin Tax	2,446.87	
6800 · Taxes, Licenses and Permits - Ot...	294.00	
Total 6800 · Taxes, Licenses and Permits		2,740.87
6830 · Telephone Expense		2,933.26
6840 · Travel Expense		174.21
6900 · Utilities		15,119.15
Total Expense		808,243.88
Net Ordinary Income		579,807.46
Other Income/Expense		
Other Expense		
Zas Family Trust		48,880.00
8050 · Other Expense		-3,304.70
8051 · Fees for Property Tax Refund		-23,403.48
9100 · Federal Income Taxes		-3,733.85
9200 · State Income Taxes		-2,820.07
Total Other Expense		15,617.90
Net Other Income		-15,617.90
Net Income		564,189.56

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

IN-N-OUT BURGERS

SERVICES AGREEMENT

This Services Agreement ("**Agreement**") is entered into as of 2-11-2025 ("**Effective Date**"), by and between In-N-Out Burgers, a California corporation (the "**Company**"), and DFSEC SPECIALIZED PROTECTION, ("**Service Provider**").

1. SERVICES.

1.1 Performance of Services.

Service Provider agrees to perform the services set forth in the Statement of Work attached as **Schedule A** hereto ("**Services**"). Service Provider will perform the Services in a manner satisfactory to the Company and at the location specified by the Supervising Associate.

1.2 Personnel and Reports.

Service Provider will assign trained and experienced employees with all appropriate qualifications and licenses to perform the Services. While on the Company's premises, Service Provider will cause its employees to comply with reasonable security practices and policies and act consistent with the Company's store procedures. Service Provider will report to the Company's designated associate identified on the Statement of Work (the "**Supervising Associate**") concerning the Services performed under this Agreement. The nature, form, format and frequency of these reports will be left to the discretion of the Supervising Associate.

2. PAYMENTS.

2.1 Fees.

The Company shall pay to Service Provider the fees set forth in the Statement of Work in accordance with the terms and conditions set forth therein. No other fees or expenses will be payable by the Company except as expressly set forth in the Statement of Work.

2.2 Payment Terms.

Unless otherwise specified in the Statement of Work, Service Provider shall submit to the Company, monthly, an invoice for all Services performed in the prior month. All amounts payable by the Company hereunder shall be due and payable within thirty (30) days of the date such invoice is received by the Company.

2.3 Taxes.

Except as expressly set forth in the Statement of Work, Service Provider shall be responsible for all federal, state, local or other taxes, including, without limitation, sales, use, excise, income and other taxes, or amounts levied in lieu thereof, based on charges set forth in this Agreement.

3. TERMINATION.

3.1 Termination.

Either party may terminate this Agreement for any reason upon written notice to the other. The provisions of Sections 3, 4.1, 4.2, 5 and 6 shall survive any expiration or other termination of this Agreement.

4. WARRANTY AND INDEMNIFICATION

4.1 Warranty.

Service Provider hereby represents and warrants to the Company that the Services will be performed in a good, professional and workmanlike manner. Service Provider further represents and warrants to the Company that it has obtained all licenses and permits necessary in connection with its performance of Services hereunder and that it shall perform such Services in accordance with all federal, state and local laws, rules and regulations and in accordance with all policies and procedures designated by the Company.

4.2 Indemnification.

Service Provider shall be responsible for and indemnify, defend and hold harmless the Company and its shareholders, officers, directors, employees, associates, agents and representatives, from and against any and all claims, demands, losses, liabilities, damages, fines, costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and costs) arising out of or in connection with (a) any breach by Service Provider of any of its representations or warranties hereunder, (b) any injury or death to person, property damage, theft, or other damage caused by Service Provider or its employees or subcontractors or otherwise arising out of the performance of Services hereunder or (c) any grossly negligent act or omission or willful misconduct on the part of Service Provider or any of its employees or subcontractors. The parties will execute a separate Indemnity Agreement, which shall be incorporated into This Agreement by reference.
Notwithstanding the above, Company acknowledges that Service Provider is not an insurer and Service Provider makes no warranty, express or otherwise, that the services furnished shall avert or prevent occurrences or related consequences. The services provided under this Agreement are solely for the benefit of the Company and neither this Agreement nor any services rendered hereunder shall give rise to or shall be deemed to or construed to confer, any rights on any other party or a third party beneficiary. Company agrees that Service Provider shall not be liable for personal injury, property damage and any other damages unless resulting from the gross negligence or willful misconduct of Service Provider or its officers', agents, or employees.

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4.3 Insurance

Service Provider shall carry and maintain at its own cost and expense policies of insurance with insurers reasonably acceptable to the Company, with the following coverage, in addition to any other coverage specified in the Statement of Work: (a) commercial general liability insurance, combined single limit for bodily and property damage of not less than $1 million for each occurrence and $2 million annual aggregate, and naming the Company as an additional insured, (b) comprehensive automotive liability, combined single limit for bodily injury, death and property damage of not less than $1 million per accident, and naming the Company as an additional insured and (c) worker's compensation in statutory limits as required by law and employer's liability insurance in the amount of at least $1 million. The coverage limits contained in such policies shall in no way limit the obligations of Service Provider under this Agreement. Service Provider shall provide the Company with certificates of insurance evidencing the coverage and amounts set forth above. Such policies and certificates of insurance shall contain a provision that the coverage afforded under the policies will not be canceled or materially reduced without thirty (30) days prior written notice to the Company

4.4 Insurance Provider's Employees

Service Provider hereby represents and warrants that each of the employees providing service to the Company is a W-2 employee of Service Provider. Service Provider also represents and warrants that the Company has no authority to: (1) hire or fire the employee from Service Provider's employment; (2) supervise or control the Service Provider's employee work schedule or conditions of employment to a substantial degree; (3) determine the Service Provider's employee's rate or method of payment; and (4) maintain the Service Provider's employment records. The parties further represent and warrant that the Company has not engaged in any such conduct above.

5. CONFIDENTIALITY.

5.1 Confidential Information.

By virtue of this Agreement, Service Provider may have access to information that is confidential to the Company ("**Confidential Information**"). For purposes of this Agreement, "**Confidential Information**" means any information, ideas, materials or other subject matter of the Company, whether disclosed or discovered orally, in writing or otherwise to Service Provider, that is not generally available to the public. Confidential Information does not include that which becomes part of public knowledge other than as a result of any action or inaction of the Receiving Party.

5.2 Restrictions on Use.

Service Provider shall not use Confidential Information of the Company for any purpose other than in furtherance of this Agreement and the activities described herein. Service Provider shall not disclose Confidential Information to any third parties except as otherwise permitted hereunder. Service Provider may disclose Confidential Information only to those employees who have a need to know such Confidential Information and who are bound to retain the confidentiality in accordance with this Agreement. Service Provider shall advise the other party in writing of any misappropriation or misuse of Confidential Information of which it becomes aware.

6. GENERAL.

6.1 Integration and Severability.

This Agreement is the final, complete and exclusive agreement between the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous proposals, understandings, representations, warranties, promises and other communications, whether oral or written, relating to such subject matter. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect.

6.2 Governing Law.

This Agreement is to be construed in accordance with and governed by the internal laws of the State of California, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Central District of California or in state court in Orange County, California, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

6.3 Modification and Waiver.

No amendment or modification to this Agreement shall be valid or binding upon the parties unless in writing and signed by an officer of each party. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any other right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

6.4 Non-Assignable.

Neither party may assign any of its rights or obligations under this Agreement without the consent of the other party, and any attempt to assign, delegate or otherwise transfer any such rights or obligations hereunder without such consent shall be void. Subject to the preceding sentence, this Agreement shall bind each party and its permitted successors and assigns.

6.5 Remedies.

All rights and remedies hereunder shall be cumulative, may be exercised singularly or concurrently and, unless otherwise stated herein, shall not be deemed exclusive. If any legal action is brought to enforce any obligations hereunder, the prevailing party shall be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive.

6.6 Notices.

Any notice or communication permitted or required hereunder shall be in writing and shall be delivered in person or by courier, sent by electronic facsimile (fax), delivered by overnight delivery service, or mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth after the signatures of this Agreement or to such other address as shall be given in accordance with this Section 6.6. If notice is given in person, by courier or by fax, it shall be effective upon receipt; if notice is given by overnight delivery service, it shall be effective two (2) business days after deposit with the delivery service; and if notice is given by mail, it shall be effective five (5) business days after deposit in the mail.

6.7 Relationship of Parties.

This Agreement shall not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the parties, and the parties shall always be and remain independent contractors. Except as expressly agreed by the parties in writing, neither party shall have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other party or to bind the other party in any respect whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date:

SERVICE PROVIDER:

OPSEC SPECIALIZED PROTECTION

BY (PLEASE PRINT): FRED PORRAS

NAME (SIGNATURE): [signature]

TITLE: PRESIDENT

ADDRESS: 44262 DIVISION STREET

LANCASTER, CA 93535

CLIENT:

IN-N-OUT BURGERS

BY: ANGIE MATTOS

NAME: [signature]

TITLE: IN N OUT BURGERS

Sr. Enterprise Contracts Administrator

ADDRESS: 13502 HAMBURGER LANE

BALDWIN PARK, CA 91706

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

SCHEDULE A

STATEMENT OF WORK

Service Provider Name: OPSEC SPECIALIZED PROTECTION

Address: 44262 DIVISION STREET, LANCASTER, CA 93535

Taxpayer ID Number: 38-3734366

Contact Person: FRED PORRAS

Contact Telephone Number: 661 942-3999 Fax Number: N/A

Email: FPORRAS@OPSECPRO.COM

Detailed Description of Services: Provide security services for stores designated by Supervising Associate.

Service Provider shall follow the Guidelines for Contracted Security Providing Services to Stores/Construction Sites/ Warehouses ("Post Orders") which is attached in part of Schedule A and incorporated fully in the Agreement.

Service Fees/Hourly Rate: $32.00 PER HOUR UNARMED GUARD
$55.00 PER HOUR LAW ENFORCEMENT TRAIN GUARD.

Supervising In-N-Out Associate: Angie Mattos / SOC (INO Security Operations Center).

In-N-Out Associate Tel. Number: Office: (626)813-5304 /Mobile (626)826-5803 / (SOC-Dispatch) (626)525-7755

E-mail: Contractedsecurityinvoices@innout.com / AMattos@innout.com

Additional Insurance Requirements, if any:

Other Terms and Conditions, if any:

Service Provider: OPSEC SPECIALIZED PROTECTION	**IN-N-OUT BURGERS**
By: FRED PORRAS	By:
Name (Please Print): [signature]	Name: Angie Mattos
Title: PRESIDENT.	Title: INO Sr. Enterprise Contracts Administrator

(Rev. 01/2025)

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

GUIDELINES FOR CONTRACTED SECURITY PROVIDING SERVICES TO IN-N-OUT BURGER STORES ("POST ORDERS")

1. All Security Officers assigned to work at an In-N-Out Burger location are expected to be of the highest caliber. In-N-Out Burger prides itself on the quality of its personnel and expects the same from contracted personnel. Security Officers are expected to:
   - Be well-groomed and maintain a neat appearance
   - Wear well-maintained uniforms with clear Security Officer identification
   - Be able to communicate clearly with customers and management
   - Present a current Guard Card and ID upon request
   - Have pride in the performance of their services

2. The purpose of security is to help deter potential problems and to assist management in providing a safe and secure environment for the customers and Associates. While performing services for an In-N-Out Burger store, Security Officers should engage in reasonable security measures as follows:
   - Security Officers must:
     - Maintain a highly visible profile throughout their shifts
     - Greet customers so that their presence is known
   - Security Officers are to make routine patrols of the:
     - Dining room
     - Restrooms
     - Parking lot, outdoor dining areas, and other outdoor areas around the store
     - Trash enclosures
   - Security Officers are expected to be polite and courteous at all times, especially when interacting with customers and Associates
   - Security Officers must be pro-active.
     - Enforce no-loitering and trespassing laws
       - Address individuals who are hanging around, but not eating.
       - Alert management about rowdy/unruly individuals, so managers can determine whether individuals should be asked to leave
     - Enforce parking laws
       - Maintain reserved parking for persons with disabilities
       - Restrict parking to marked spaces
     - Notify management of any confrontations, altercations, and police notifications
     - Complete a written report of any of the aforementioned incidents
   - Security Officers must refrain from physical contact or use of force whenever possible.
   - Security Officers should refrain from activities that are not related to or diminish the security services, such as sitting in their vehicles for extended periods of time, visiting with friends and relatives, leaning against walls, sitting at tables, or using cell phones for non-work related purposes.

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

3. To ensure In-N-Out Burger has proper store security and accurate service time records, Security Officers must communicate regularly with the store's Shift Management team at the beginning and end of the security shift, and throughout the security shift. Specifically:

- The Security Officer must check in with the Shift Manager upon arrival at the store and sign the log.
- The Security Officer must check-in at least every hour with the Shift Manager.
- The Security Officer must remain on location throughout the shift, except as permitted by state law.
- If a second Security Officer is scheduled to work at a location, he/she should station themselves in a separate area of the premises.
- Security Officers must notify Shift Management upon taking meal periods or rest breaks.
- Before departing, the Security Officer must check out with the Shift Manager and sign the log.
- **Security Officers who do not check in with the Shift Manager will be considered no-shows. In-N-Out Burger will not pay the security guard service provider for any reported no-show shifts by a Security Officer.**

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

GUIDELINES FOR CONTRACTED SECURITY PROVIDING SERVICES TO IN-N-OUT BURGER Construction Sites ("POST ORDERS")

Security Officers performing services for In-N-Out Burger are expected to:

- Be well-groomed and maintain a neat appearance
- Wear well-maintained uniforms with clear Security Officer identification
- Be able to communicate effectively with fluency in English
- Have pride in what they do
- Maintain a polite and courteous demeanor, and remember the Security Officers' actions may be viewed as those of In-N-Out Burger
- Keep a Daily Timed Activity Report

The purpose of security is to assist the Site Superintendent/Construction Manager in providing a safe and secure environment. Security Officers at construction sites are expected to:

- Maintain a highly-visible profile throughout their shifts
- Make routine patrols of the construction site 3 to 4 times an hour
- Stagger patrol times to avoid creating a targetable behavior pattern
- Keep a record of all activities and patrol times
- Log names (from driver's licenses), license plate numbers, and vehicle types of anyone entering construction sites after-hours
- Give Daily Timed Activity Reports to the Site Superintendent/Construction Manager at the start and end of each shift

Attendance protocols:

- The afternoon Security Officer is not to leave his/her post until a replacement arrives.
- The late night (graveyard shift) Security Officer is not to leave his/her post until the Site Superintendent/Construction Manager arrives, or in the case of a 24-hour shift, when a replacement arrives.

Security Officer Patrols are to include:

- Building inside and outside in safely accessible areas – this includes walking through the building during construction when possible
- Doors and windows – at the finish stage when doors are locked, look through windows and confirm ALL doors and drive-through windows are secured
- Storage containers
- Parking lot and outside area around buildings
- Dumpster enclosures
- Any equipment and/or materials on site

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

Security Officers must be proactive:

- Enforce no-loitering and trespassing laws
- Stop on-site entries after construction workers leave site and until the start of the next day shift, unless otherwise notified by the Site Superintendent/Construction Manager
- Stop on-site entries on weekends, subject to notices of permitted subcontractors and other personnel from the Site Superintendent/Construction Manager
- Greet unauthorized individuals, so they are aware of your presence
- Notify the Site Superintendent/Construction Manager immediately of any unauthorized activity

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

Vehicle Patrol Client Name	City	Type of Service	Monthly Rate	Amount of Daily Check
Updated 9-12-2025				
Lancaster Comerical Propertties	Lancaster	Patrol	$950.00	3
City Market	Lancaster	Patrol	$1,000.00	5
Los Hermanos	Lancaster	Patrol	$1,525.00	6
Oakridge Terrace	Lancaster	Patrol	$850.00	6
Tip Top	Lancaster	Patrol	$350.00	4
Penny Lane Division	Lancaster	Patrol	$1,600.00	8
Penny Lane Cedar Street Living Homes	Lancaster	Patrol	$450.00	4
Penny Lane Cedar Ridge Apartments	Lancaster	Patrol	$450.00	4
Sunrise Garden East	Lancaster	Patrol	$900.00	6
Sherwood Mobile Park Cancelled	Lancaster	Patrol	$1,200.00	6
Granada Villas Apartments	Lancaster	Patrol	$1,100.00	6
Woodlands West Apartments	Lancaster	Patrol	$1,050.00	6
Rancho Mirage Mobile Homes	Lancaster	Patrol	$1,200.00	6
Oasis Shopping Center	Lancaster	Patrol	$950.00	6
Village Pointe Apartments	Lancaster	Patrol	$1,100.00	6
Racquet Club Apartments	Lancaster	Patrol	$900.00	2
West Park Apartments	Lancaster	Patrol	$1,050.00	4
Park West Apartments	Lancaster	Patrol	$1,050.00	4
Advance Imaging	Lancaster	Patrol	$800.00	6
Candlewood Apartments	Lancaster	Patrol	$750.00	6
Pine Creek Condos	Lancaster	Patrol	$1,175.00	6
Marvin Insurance Agency	Lancaster	Patrol	$1,000.00	6
Motel 6	Lancaster	Patrol	$1,300.00	8
Harbor Recuperative Care	Lancaster	Patrol	$1,000.00	6
Madeline Court HOA	Palmdale	Patrol	$1,250.00	6
Moniceto Apartments	Lancaster	Patrol	$925.00	6
The Springs Apartments	Lancaster	Patrol	$925.00	6
Westwood Park Townhomes	Lancaster	Patrol	$925.00	6
Hidden Falls Apartments	Lancaster	Patrol	$775.00	6
Carmel Apartments	Palmdale	Patrol	$925.00	6
Clock Tower Plaza	Lancaster	Patrol	$925.00	6

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

The Vineyards HOA		Palmdale		Patrol		$1,850.00		8	
Anaverde HOA		Palmdale		Patrol		$3,050.00		6	
Gercian Isle		Palmdale		Patrol		$1,000.00		6	
Parkwood Apartments		Lancaster		Patrol		$1,000.00		6	
Twin Palms Office Building		Palmdale		Patrol		$900.00		6	
Ritter Ranch		Palmdale		Patrol		$1,500.00		6	
Monte Vista Lane Ranch		Lancaster		Patrol		$325.00		6	
Monte Vista - Avens		Lancaster		Patrol		$525.00		6	
Monte Vista Business Professional		Lancaster		Patrol		$775.00		6	
George Lane Properties		Lancaster		Patrol		$275.00		6	
Monte Vista 10th Street West		Lancaster		Patrol		$775.00		6	
Carriage Lane Property		Lancaster		Patrol		$325.00		6	
Cambridge Lane		Lancaster		Patrol		$325.00		6	
Dr. Snow		Lancaster		Patrol		$325.00		6	
College Park Apartments		Lancaster		Patrol		$850.00			
Coldwell Banker Office Building		Lancaster		Patrol		$500.00		4	
West Oaks Apartments		Lancaster		Patrol		$800.00		4	
Palmdale Medical		Palmdale		Patrol		$1,200.00		6	
Lancaster Village Senior Living		Palmdale		Patrol		$1,334.00		4	
Casa Bonita Apartments		Lancaster		Patrol		$1,000.00		6	
Shoppers Depot		Lancaster		Patrol		$1,500.00		6	
Down Town Fern Apartments		Lancaster		Patrol		$500.00		4	
Delta Ridge Apartments		Palmdale		Patrol		$900.00		4	
Childrens Bureau - Formerly Mulligans		Palmdale		Patrol		$900.00		6	
Lancaster Connection		Lancaster		Patrol		$535.00		4	
Stanridge Apartments		Lancaster		Patrol		$950.00		6	
Bethel Baptist Church		Lancaster		Patrol		$1,050.00		6	
Imagine Village Apartments		Lancaster		Patrol		$500.00		2	
Home Depot Plaza		Lancaster		Patrol		$400.00		4	
Calico Terrace		Lancaster		Patrol		$1,425.00		4	
Gastro Care Institute - Anthman		Lancaster		Patrol		$1,000.00		6	
Cordova Park Apartments		Lancaster		Patrol		$1,200.00		4	
Terricina Lancaster Apartments		Lancaster		Patrol		$1,500.00		6	
Meridian Center		Lancaster		Patrol		$1,225.00		6	

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

Avenida Crossing		Lancaster		Patrol		$1,500.00		6	
Chaparral Apartments		Palmdale		Patrol		$1,250.00		6	
Seinna Heights Apartments		Lancaster		Patrol		$1,200.00		4	
Destination Lancaster - Hotels		Lancaster		Patrol		$4,000.00		6	
Vello Crossing		Lancaster		Patrol		$750.00		5	
Desert Hills HOA		Lancaster		Patrol		$1,500		3	
Valley Central		Lancaster		Patrol		$1,150		6	
Vello Valley		Lancaster		Patrol		$750		5	
Sagewind Ranch		Lancaster		Patrol		$1,000.00		4	
Aurora Village 2		Lancaster		Patrol		$1,650.00		6	
FoodieLand		Lancaster		Patrol		$1,000.00		4	
The Fountains at Palmdale		Palmdale		Patrol		$900.00		2	
Lancaster Avenue I Properties		Lancaster		Patrol		$1,250.00		6	
Circle K 20th West		Lancaster		Patrol		$1,200.00		6	

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

Notes
Started again 6-30-25. Lock Ammenities. $120.00 per response
Investment Concepts Inc.
Investment Concepts Inc.
Investment Concepts Inc.
Investment Concepts Inc.
Investment Concepts Inc.
Investment Concepts Inc.

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

Monte Vista - George Lane Properties
Monte Vista - George Lane Properties
Monte Vista - George Lane Properties
Monte Vista - George Lane Properties
Monte Vista - George Lane Properties
Monte Vista - George Lane Properties
Monte Vista - George Lane Properties
Ended June 30, 2025 Has Standing Guard Now
$32.00 if needs On Site Guards
Weekend & Holiday Locks & Unlocks
Small Business Strip-City Councilman Discount
No Patrol. Went to Standing Guard 24/7 2 guards a shift.

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

No increase 2025
10 Hotels Patrolled at $450.00 ea. & Responses Billed at $60. ea.
Start Dec. 1, 2023
Temp Account 30 days unless service is good, then continue
Temp Account
Lock Ammenities. $120.00 per response
24/7 Patrol & Response

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

Wire instruction Opsec: $500,000.00 Plus $11,000 for Rent and security Deposit

OPSEC Specialized Protection, inc.

Acct. [redacted]

Route. [redacted]

Chase Bank

1261 W Rancho Vista Blvd

Palmdale, CA 93550

(661) 267-5801

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

LIBERTY
BUSINESS ADVISORS
OF SAN FRANCISCO INC

For Domestic Wires: $150,000 To Liberty Business Advisors Of San Francisco

Account # [redacted]
Routing # [redacted]

COMERICA BANK
1442 NORTH MAIN
WALNUT CREEK CA, 94596

Lili Santos

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Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

CALIFORNIA ASSOCIATION OF REALTORS®

COMMERCIAL LEASE AGREEMENT

(C.A.R. Form CL, Revised 12/24)

Date (For reference only): *October 3, 2025*

Opsec Specialized Protection Inc. (Owner, Authorized Broker or Agent, or Property Manager, ("Landlord")) and *Sentry Protect Services, a Wyoming Corporation* ("Tenant") agree as follows:

1. **PROPERTY:** Landlord rents to Tenant and Tenant rents from Landlord, the real property and improvements described as *44262 Division St a, Lancaster, CA 93535* ("Premises"), which comprise approximately *100.000*% of the total square footage of rentable space in the entire property. See exhibit ______ for a further description of the Premises.
2. **TERM:** The term begins on (date) *October 7, 2025* ("Commencement Date"), **(Check A or B):**
   - **A.** ☒ **Lease:** and shall terminate on (date) *04/06/2026* at *11:59* ☐ AM ☒ PM. Any holding after the term of this agreement expires, with Landlord's consent, shall create a month-to-month tenancy that either party may terminate as specified in **paragraph 2B**. Rent shall be at a rate equal to the rent for the immediately preceding month, payable in advance. All other terms and conditions of this agreement shall remain in full force and effect.
   - **B.** ☐ **Month-to-month:** and continues as a month-to-month tenancy. Either party may terminate the tenancy by giving written notice to the other at least 30 days prior to the intended termination date, subject to any applicable laws. Such notice may be given on any date.
   - **C. RENEWAL OR EXTENSION TERMS:** *To be detainment at end of lease term* OR ☐ See attached addendum.
3. **BASE RENT:**
   - **A.** Tenant agrees to pay Base Rent at the rate of (CHECK ONE ONLY):
     - ☒ (1) $*5,500.00* per month, for the term of the agreement.
     - ☐ (2) $______ per month, for the first 12 months of the agreement. Commencing with the 13th month, and upon expiration of each 12 months thereafter, rent shall be adjusted according to any increase in the U.S. Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers ("CPI") for ______ (the city nearest the location of the Premises), based on the following formula: Base Rent will be multiplied by the most current CPI preceding the first calendar month during which the adjustment is to take effect, and divided by the most recent CPI preceding the Commencement Date. In no event shall any adjusted Base Rent be less than the Base Rent for the month immediately preceding the adjustment. If the CPI is no longer published, then the adjustment to Base Rent shall be based on an alternate index that most closely reflects the CPI.
     - ☐ (3) $______ per month for the period commencing ______ and ending ______ and $______ per month for the period commencing ______ and ending ______ and $______ per month for the period commencing ______ and ending ______.
     - ☐ (4) In accordance with the attached rent schedule.
     - ☐ (5) Other: ______.
   - **B.** Base Rent is payable in advance on the 1st (or ☐ ______) day of each calendar month, and is delinquent on the next day.
   - **C.** If the Commencement Date falls on any day other than the first day of the month, Base Rent for the first calendar month shall be prorated based on a 30-day period. If Tenant has paid one full month's Base Rent in advance of Commencement Date, Base Rent for the second calendar month shall be prorated based on a 30-day period.
4. **RENT:**
   - **A. Definition:** ("Rent") shall mean all monetary obligations of Tenant to Landlord under the terms of this agreement, except security deposit.
   - **B. Payment:** Rent shall be paid to (Name) *Opsec Specialized Protection Inc.* at (address) 44262 Division Street, Lancaster, CA 93535, or at any other location specified by Landlord in writing to Tenant.
   - **C. Timing:** Base Rent shall be paid as specified in **paragraph 3**. All other Rent shall be paid within 30 days after Tenant is billed by Landlord.
5. **EARLY POSSESSION:** Tenant is entitled to possession of the Premises on ______. If Tenant is in possession prior to the Commencement Date, during this time **(i)** Tenant is not obligated to pay Base Rent, and **(ii)** Tenant ☐ is ☐ is not obligated to pay Rent other than Base Rent. Whether or not Tenant is obligated to pay Rent prior to Commencement Date, Tenant is obligated to comply with all other terms of this agreement.
6. **SECURITY DEPOSIT:**
   - **A.** Tenant agrees to pay Landlord $*5,500.00* as a security deposit. Tenant agrees not to hold Broker responsible for its return. (IF CHECKED:) ☐ If Base Rent increases during the term of this agreement, Tenant agrees to increase deposit by the same proportion as the increase in Base Rent.
   - **B.** All or any portion of the security deposit may be used, as reasonably necessary, to: **(i)** cure Tenant's default in payment of Rent, late charges, non-sufficient funds ("NSF") fees, or other sums due; **(ii)** repair damage, excluding ordinary wear and tear, caused by Tenant or by a guest or licensee of Tenant; **(iii)** broom clean the Premises, if necessary, upon termination of tenancy; and **(iv)** cover any other unfulfilled obligation of Tenant. **SECURITY DEPOSIT SHALL NOT BE USED BY TENANT IN LIEU OF PAYMENT OF LAST MONTH'S RENT.** If all or any portion of the security deposit is used during tenancy, Tenant agrees to reinstate the total security deposit within 5 days after written notice is delivered to Tenant. Within 30 days after Landlord receives possession of the Premises, Landlord shall: **(i)** furnish Tenant an itemized statement indicating the amount of any security deposit received and the basis for its disposition, and **(ii)** return any remaining portion of security deposit to Tenant. However, if the Landlord's only claim upon the security deposit is for unpaid Rent, then the remaining portion of the security deposit, after deduction of unpaid Rent, shall be returned within 14 days after the Landlord receives possession.
   - **C.** No interest will be paid on security deposit, unless required by local ordinance.

CL REVISED 12/24 (PAGE 1 OF 7) Landlord's Initials DS [initials] / ______ Tenant's Initials DS [initials] / ______

EQUAL HOUSING OPPORTUNITY

COMMERCIAL LEASE AGREEMENT (CL PAGE 1 OF 7)

Liberty Homes and properties, 675 Ygnacio Valley Rd Suite A202 Walnut Creek CA 94596 Phone: 9259322450 Fax: 9259324395 44262 Division St
Matt Sadati Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

7. QUALIFIED COMMERCIAL TENANT

A. DEFINITION: A "Qualified Commercial Tenant" means a tenant of commercial real property that meets both of the following requirements:

- The tenant is a microenterprise, a restaurant with fewer than 10 employees, or a nonprofit organization with fewer than 20 employees ("microenterprise" as defined under Business and Professions code § 18000 means a sole proprietorship, partnership, limited liability company, or corporation that meets both of the following: **(i)** has 5 or fewer employees including the owner, and **(ii)** generally lacks sufficient access to loans, equity, or other financial capital); and
- **(i)** Subject to subclause (ii), the tenant has provided the landlord, within the previous 12 months, a written notice that the tenant is a qualified commercial tenant and a self-attestation regarding the number of employees, at such time the protections under this provision come into place.
  (ii) Unless the tenancy is from week to week, month to month, or other period less than a month, the tenant provided the notice of self-attestation described in subclause (i) before or upon execution of the lease, and annually thereafter, at such time the protections under this provision come into place.

B. MODIFICATIONS TO AGREEMENT: If Tenant is a Qualified Commercial Tenant, the following provisions apply:

(1) **NOTICE OF RIGHT TO RECEIVE FOREIGN LANGUAGE TRANSLATION OF LEASE/RENTAL AGREEMENTS:** California Civil Code requires a Landlord or property manager to provide a tenant with a foreign language translation copy of a lease or rental agreement if the agreement was negotiated primarily in Spanish, Chinese, Korean, Tagalog or Vietnamese. If applicable, every term of the lease/rental needs to be translated except for, among others, names, dollar amounts and dates written as numerals, and words with no generally accepted non-English translation. Even if Tenant negotiates through the Tenant's own interpreter, Landlord is not relieved on this obligation.

(2) **TERMINATION:** If Tenant has occupied the Premises for one year or more and is on a month to month tenancy, Landlord shall give notice at least 60 days prior to the propose date of termination.

(3) **NOTICE TO INCREASE RENT:** For any proposed rent increase greater than 10 percent of the rental amount charged to Tenant at any time during the 12 months before the effective date of the increase, the notice shall be delivered at least 90 days before the effective date of the increase, and subject to California Civil Code § 1013 if served by mail.

(4) **NOTICE AND DOCUMENTATION RELATED TO PROPERTY OPERATING EXPENSES:**

(A) **NOTICE PRIOR TO EXECUTION OF THE LEASE:** Tenant may inspect any supporting documentation of building operating costs upon written request. Within 30 days of a written request, Landlord shall provide supporting documentation of the previously incurred or reasonably expected building operating costs.

(B) **TIMING OF EXPENSES:** Operating expenses must have been incurred within the previous 18 months, or reasonably expected to be incurred within the next 12 months of any payment.

(C) **SUPPORTING DOCUMENTATION:** Landlord shall provide supporting documentation prior to any charge to recover any building operating costs from tenant under **paragraph 15**.

8. PAYMENTS:

	TOTAL DUE	PAYMENT RECEIVED	BALANCE DUE	DUE DATE
A. **Rent:** From *10/01/2025* To *10/31/2025*	$ *5,500.00*	$	$ *5,500.00*	*09/30/2025*
B. **Security Deposit**	$ *5,500.00*	$	$ *5,500.00*	*09/30/2025*
C. **Other:** ______ Category	$	$	$	
D. **Other:** ______ Category	$	$	$	
E. **Total**:	$ *11,000.00*	$	$ *11,000.00*	

9. PARKING: Tenant is entitled to *open parking* unreserved and ______ reserved vehicle parking spaces. The right to parking ☐ is ☐ is not included in the Base Rent charged pursuant to **paragraph 3**. If not included in the Base Rent, the parking rental fee shall be an additional $________ per month. Parking space(s) are to be used for parking operable motor vehicles, except for trailers, boats, campers, buses or trucks (other than pick-up trucks). Tenant shall park in assigned space(s) only. Parking space(s) are to be kept clean. Vehicles leaking oil, gas or other motor vehicle fluids shall not be parked in parking spaces or on the Premises. Mechanical work or storage of inoperable vehicles is not allowed in parking space(s) or elsewhere on the Premises. No overnight parking is permitted.

10. ADDITIONAL STORAGE: Storage is permitted as follows: *On Premises*. The right to additional storage space ☒ is ☐ is not included in the Base Rent charged pursuant to **paragraph 3**. If not included in Base Rent, storage space shall be an additional $__________ per month. Tenant shall store only personal property that Tenant owns, and shall not store property that is claimed by another, or in which another has any right, title, or interest. Tenant shall not store any improperly packaged food or perishable goods, flammable materials, explosives, or other dangerous or hazardous material. Tenant shall pay for, and be responsible for, the clean-up of any contamination caused by Tenant's use of the storage area.

11. LATE CHARGE; INTEREST; NSF CHECKS: Tenant acknowledges that either late payment of Rent or issuance of a NSF check may cause Landlord to incur costs and expenses, the exact amount of which are extremely difficult and impractical to determine. These costs may include, but are not limited to, processing, enforcement and accounting expenses, and late charges imposed on Landlord. If any installment of Rent due from Tenant is not received by Landlord within 5 calendar days after date due, or if a check is returned NSF, Tenant shall pay to Landlord, respectively, $*500.00* as late charge, plus 10% interest per annum on the delinquent amount and $25.00 as a NSF fee, any of which shall be deemed additional Rent. Landlord and Tenant agree that these charges represent a fair and reasonable estimate of the costs Landlord may incur by reason of Tenant's late or NSF payment. Any late charge, delinquent interest, or NSF fee due shall be paid with the current installment of Rent. Landlord's acceptance of any late charge or NSF fee shall not constitute a waiver as to any default of Tenant. Landlord's right to collect a Late Charge or NSF fee shall not be deemed an extension of the date Rent is due under **paragraph 4,** or prevent Landlord from exercising any other rights and remedies under this agreement, and as provided by law.

12. CONDITION OF PREMISES: Tenant has examined the Premises and acknowledges that Premises is clean and in operative condition, with the following exceptions: *"As Is Condition"*.
Items listed as exceptions shall be dealt with in the following manner: ______.

13. ZONING AND LAND USE: Tenant accepts the Premises subject to all local, state and federal laws, regulations and ordinances ("Laws"). Landlord makes no representation or warranty that Premises are now or in the future will be suitable for Tenant's use. Tenant has made its own investigation regarding all applicable Laws.

14. TENANT OPERATING EXPENSES: Tenant agrees to pay for all utilities and services directly billed to Tenant.

CL REVISED 12/24 (PAGE 2 OF 7) Landlord's Initials DS JP / ______ Tenant's Initials DS KM / ______

EQUAL HOUSING OPPORTUNITY

COMMERCIAL LEASE AGREEMENT (CL PAGE 2 OF 7)

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 44262 Division St

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

15. PROPERTY OPERATING EXPENSES:

A. Tenant agrees to pay its proportionate share of Landlord's estimated monthly property operating expenses, including but not limited to, common area maintenance, consolidated utility and service bills, insurance, and real property taxes, based on the ratio of the square footage of the Premises to the total square footage of the rentable space in the entire property.

B. ☐ **(If checked) paragraph 15** does not apply.

16. USE: The Premises are for the sole use as *professional and qualified security services 24 hours a day* ______. No other use is permitted without Landlord's prior written consent. If any use by Tenant causes an increase in the premium on Landlord's existing property insurance, Tenant shall pay for the increased cost. Tenant will comply with all Laws affecting its use of the Premises.

17. RULES/REGULATIONS: Tenant agrees to comply with all rules and regulations of Landlord (and, if applicable, Owner's Association) that are at any time posted on the Premises or delivered to Tenant. Tenant shall not, and shall ensure that guests and licensees of Tenant do not, disturb, annoy, endanger, or interfere with other tenants of the building or neighbors, or use of the Premises for any unlawful purposes, including, but not limited to, using, manufacturing, selling, storing, or transporting illicit drugs or other contraband, or violate any law or ordinance, or committing a waste or nuisance on or about the Premises.

18. MAINTENANCE:

A. Tenant **OR** ☐ (**If checked**, Landlord) shall professionally maintain the Premises including heating, air conditioning, electrical, plumbing and water systems, if any.

B. Tenant **OR** ☐ (**If checked**, Landlord) shall keep glass, windows and doors in operable and safe condition.

C. Landlord **OR** ☒ (**If checked**, Tenant) shall maintain the roof, foundation, exterior walls, common areas and ____.

D. Unless Landlord is indicated above, if Tenant fails to maintain the Premises, or keep it in operable and safe condition, as specified in **18A-C**, Landlord may contract for or perform such services to maintain the Premises, or keep it in operable and safe condition, as specified in **18A-C**, and charge Tenant for Landlord's cost.

19. ALTERATIONS: Tenant shall not make any alterations in or about the Premises, including installation of trade fixtures and signs, without Landlord's prior written consent, which shall not be unreasonably withheld. Any alterations to the Premises shall be done according to Law and with required permits. Tenant shall give Landlord advance notice of the commencement date of any planned alteration, so that Landlord, at its option, may post a Notice of Non-Responsibility to prevent potential liens against Landlord's interest in the Premises. Landlord may also require Tenant to provide Landlord with lien releases from any contractor performing work on the Premises.

20. GOVERNMENT IMPOSED ALTERATIONS: Any alterations required by Law as a result of Tenant's use shall be Tenant's responsibility. Landlord shall be responsible for any other alterations required by Law.

21. ENTRY: Tenant shall make Premises available to Landlord or Landlord's agent for the purpose of entering to make inspections, necessary or agreed repairs, alterations, or improvements, or to supply necessary or agreed services, or to show Premises to prospective or actual purchasers, tenants, mortgagees, lenders, appraisers, or contractors. Landlord and Tenant agree that 24 hours notice (oral or written) shall be reasonable and sufficient notice. In an emergency, Landlord or Landlord's representative may enter Premises at any time without prior notice.

22. SIGNS: Tenant authorizes Landlord to place a FOR SALE sign on the Premises at any time, and a FOR LEASE sign on the Premises within the **90 (or** ☐ ______ **) day** period preceding the termination of the agreement.

23. SUBLETTING/ASSIGNMENT: Tenant shall not sublet or encumber all or any part of Premises, or assign or transfer this agreement or any interest in it, without the prior written consent of Landlord, which shall not be unreasonably withheld. Unless such consent is obtained, any subletting, assignment, transfer, or encumbrance of the Premises, agreement, or tenancy, by voluntary act of Tenant, operation of law, or otherwise, shall be null and void, and, at the option of Landlord, terminate this agreement. Any proposed sublessee, assignee, or transferee shall submit to Landlord an application and credit information for Landlord's approval, and, if approved, sign a separate written agreement with Landlord and Tenant. Landlord's consent to any one sublease, assignment, or transfer, shall not be construed as consent to any subsequent sublease, assignment, or transfer, and does not release Tenant or Tenant's obligation under this agreement.

24. POSSESSION: If Landlord is unable to deliver possession of Premises on Commencement Date, such date shall be extended to the date on which possession is made available to Tenant. However, the expiration date shall remain the same as specified in **paragraph 2**. If Landlord is unable to deliver possession within **60 (or** ☐ ____**)** calendar days after the agreed Commencement Date, Tenant may terminate this agreement by giving written notice to Landlord, and shall be refunded all Rent and security deposit paid.

25. TENANT'S OBLIGATIONS UPON VACATING PREMISES: Upon termination of agreement, Tenant shall: **(i)** give Landlord all copies of all keys or opening devices to Premises, including any common areas; **(ii)** vacate Premises and surrender it to Landlord empty of all persons and personal property; **(iii)** vacate all parking and storage spaces; **(iv)** deliver Premises to Landlord in the same condition as referenced in **paragraph 12**; **(v)** clean Premises; **(vi)** give written notice to Landlord of Tenant's forwarding address; and **(vii)** ____.

All improvements installed by Tenant, with or without Landlord's consent, become the property of Landlord upon termination. Landlord may nevertheless require Tenant to remove any such improvement that did not exist at the time possession was made available to Tenant.

26. BREACH OF CONTRACT/EARLY TERMINATION: In event Tenant, prior to expiration of this agreement, breaches any obligation in this agreement, abandons the premises, or gives notice of tenant's intent to terminate this tenancy prior to its expiration, in addition to any obligations established by **paragraph 25**, Tenant shall also be responsible for lost rent, rental commissions, advertising expenses, and painting costs necessary to ready Premises for re-rental. Landlord may also recover from Tenant: **(i)** the worth, at the time of award, of the unpaid Rent that would have been earned at the time of termination; **(ii)** the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after expiration until the time of award exceeds the amount of such rental loss the Tenant proves could have been reasonably avoided; and **(iii)** the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided. Landlord may elect to continue the tenancy in effect for so long as Landlord does not terminate Tenant's right to possession, by either written notice of termination of possession or by reletting the Premises to another who takes possession, and Landlord may enforce all Landlord's rights and remedies under this agreement, including the right to recover the Rent as it becomes due.

CL REVISED 12/24 (PAGE 3 OF 7) Landlord's Initials DS _______/ _______ Tenant's Initials DS _______/ _______

EQUAL HOUSING OPPORTUNITY

COMMERCIAL LEASE AGREEMENT (CL PAGE 3 OF 7)

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 44262 Division St

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

27. DAMAGE TO PREMISES: If, by no fault of Tenant, Premises are totally or partially damaged or destroyed by fire, earthquake, accident or other casualty, Landlord shall have the right to restore the Premises by repair or rebuilding. If Landlord elects to repair or rebuild, and is able to complete such restoration within 90 days from the date of damage, subject to the terms of this paragraph, this agreement shall remain in full force and effect. If Landlord is unable to restore the Premises within this time, or if Landlord elects not to restore, then either Landlord or Tenant may terminate this agreement by giving the other written notice. Rent shall be abated as of the date of damage. The abated amount shall be the current monthly Base Rent prorated on a 30-day basis. If this agreement is not terminated, and the damage is not repaired, then Rent shall be reduced based on the extent to which the damage interferes with Tenant's reasonable use of the Premises. If total or partial destruction or damage occurs as a result of an act of Tenant or Tenant's guest, **(i)** only Landlord shall have the right, at Landlord's sole discretion, within 30 days after such total or partial destruction or damage to treat the lease as terminated by Tenant, and **(ii)** Landlord shall have the right to recover damages from Tenant.

28. HAZARDOUS MATERIALS: Tenant shall not use, store, generate, release or dispose of any hazardous material on the Premises or the property of which the Premises are part. However, Tenant is permitted to make use of such materials that are required to be used in the normal course of Tenant's business provided that Tenant complies with all applicable Laws related to the hazardous materials. Tenant is responsible for the cost of removal and remediation, or any clean-up of any contamination caused by Tenant.

29. CONDEMNATION: If all or part of the Premises is condemned for public use, either party may terminate this agreement as of the date possession is given to the condemner. All condemnation proceeds, exclusive of those allocated by the condemner to Tenant's relocation costs and trade fixtures, belong to Landlord.

30. INSURANCE: Tenant's personal property, fixtures, equipment, inventory and vehicles are not insured by Landlord against loss or damage due to fire, theft, vandalism, rain, water, criminal or negligent acts of others, or any other cause. Tenant is to carry Tenant's own property insurance to protect Tenant from any such loss. In addition, Tenant shall carry (i) liability insurance in an amount of not less than $*1,000,000.0* and (ii) property insurance in an amount sufficient to cover the replacement cost of the property if Tenant is responsible for maintenance under **paragraph 18B**. Tenant's insurance shall name Landlord and Landlord's agent as additional insured. Tenant, upon Landlord's request, shall provide Landlord with a certificate of insurance establishing Tenant's compliance. Landlord shall maintain liability insurance insuring Landlord, but not Tenant, in an amount of at least $*1,000,000.00* , plus property insurance in an amount sufficient to cover the replacement cost of the property unless Tenant is responsible for maintenance pursuant to **paragraph 18B**. Tenant is advised to carry business interruption insurance in an amount at least sufficient to cover Tenant's complete rental obligation to Landlord. Landlord is advised to obtain a policy of rental loss insurance. Both Landlord and Tenant release each other, and waive their respective rights to subrogation against each other, for loss or damage covered by insurance.

31. TENANCY STATEMENT (ESTOPPEL CERTIFICATE): Tenant shall execute and return a tenancy statement (estoppel certificate), delivered to Tenant by Landlord or Landlord's agent, within 3 days after its receipt. The tenancy statement shall acknowledge that this agreement is unmodified and in full force, or in full force as modified, and state the modifications. Failure to comply with this requirement: **(i)** shall be deemed Tenant's acknowledgment that the tenancy statement is true and correct, and may be relied upon by a prospective lender or purchaser; and **(ii)** may be treated by Landlord as a material breach of this agreement. Tenant shall also prepare, execute, and deliver to Landlord any financial statement (which will be held in confidence) reasonably requested by a prospective lender or buyer.

32. LANDLORD'S TRANSFER: Tenant agrees that the transferee of Landlord's interest shall be substituted as Landlord under this agreement. Landlord will be released of any further obligation to Tenant regarding the security deposit, only if the security deposit is returned to Tenant upon such transfer, or if the security deposit is actually transferred to the transferee. For all other obligations under this agreement, Landlord is released of any further liability to Tenant, upon Landlord's transfer.

33. SUBORDINATION: This agreement shall be subordinate to all existing liens and, at Landlord's option, the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the Premises are a part, and to any advances made on the security of the Premises, and to all renewals, modifications, consolidations, replacements, and extensions. However, as to the lien of any deed of trust or mortgage entered into after execution of this agreement, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant pays the Rent and observes and performs all of the provisions of this agreement, unless this agreement is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor elects to have this agreement placed in a security position prior to the lien of a mortgage, deed of trust, or ground lease, and gives written notice to Tenant, this agreement shall be deemed prior to that mortgage, deed of trust, or ground lease, or the date of recording.

34. TENANT REPRESENTATIONS; CREDIT: Tenant warrants that all statements in Tenant's financial documents and rental application are accurate. Tenant authorizes Landlord and Broker(s) to obtain Tenant's credit report at time of application and periodically during tenancy in connection with approval, modification, or enforcement of this agreement. Landlord may cancel this agreement: **(i)** before occupancy begins, upon disapproval of credit report(s); or **(ii)** at any time, upon discovering that information in Tenant's application is false. A negative credit report reflecting on Tenant's record may be submitted to a credit reporting agency, if Tenant fails to pay Rent or comply with any other obligation under this agreement.

35. CONSTRUCTION-RELATED ACCESSIBILITY STANDARDS:

A. Landlord states that the Premises ☐ have, or ☒ have not been inspected by a Certified Access Specialist (CASp).

B. **If** the Premises have been inspected by a CASp,

(1) Landlord states that the Premises ☐ have, or ☒ have not been determined to meet all applicable construction-related accessibility standards pursuant to Civil Code Section 55.53. Landlord shall provide Tenant a copy of the report prepared by the CASp (and, if applicable a copy of the disability access inspection certificate) as specified below.

(2) ☐ **(i)** Tenant has received a copy of the report at least 48 hours before executing this lease. Tenant has no right to rescind the lease based upon information contained in the report.

OR ☐ **(ii)** Tenant has received a copy of the report prior to, but no more than, 48 hours before, executing this lease. Based upon information contained in the report, Tenant has 72 hours after execution of this lease to rescind it.

OR ☐ **(iii)** Tenant has not received a copy of the report prepared by the CASp prior to execution of this lease. Landlord shall provide a copy of the report prepared by the CASp (and, if applicable a copy of the disability access inspection certificate) within 7 days after execution of this lease. Tenant shall have up to 3 days thereafter to rescind the lease based upon information in the report.

C. If the Premises have not been inspected by a CASp or a certificate was not issued by the CASp who conducted the inspection, "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

CL REVISED 12/24 (PAGE 4 OF 7) Landlord's Initials DS JP / ________ Tenant's Initials DS KM / ________

EQUAL HOUSING OPPORTUNITY

COMMERCIAL LEASE AGREEMENT (CL PAGE 4 OF 7)

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 44262 Division St

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

D. Notwithstanding anything to the contrary in **paragraph 17, 18, 19** or elsewhere in the lease, any repairs or modifications necessary to correct violations of construction related accessibility standards to the Premises are the responsibility of the ☐ Tenant, ☐ Landlord, ☐ Other ______________________________ .

36. **MEDIATION:** Tenant and Landlord agree to mediate any dispute or claim arising between them out of this agreement, or any resulting transaction, before resorting to arbitration or court action, subject to **paragraph 36** below. **Paragraphs 37B** and **C** apply whether or not the arbitration provision is initialed. Mediation fees, if any, shall be divided equally among the parties involved. If for any dispute or claim to which this paragraph applies, any party commences an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED.

37. **ARBITRATION OF DISPUTES:**

A. **Tenant and Landlord agree that any dispute or claim in Law or equity arising between them out of this agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration, including and subject to paragraphs 37B and C below. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of real estate transactional law experience, unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California Law. In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction. The parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05.**

B. **EXCLUSIONS FROM MEDIATION AND ARBITRATION:** The following matters are excluded from Mediation and Arbitration hereunder: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; (iii) the filing or enforcement of a mechanic's lien; (iv) any matter that is within the jurisdiction of a probate, small claims, or bankruptcy court; and (v) and action for bodily injury or wrongful death, or for latent or patent defects to which Code of Civil Procedure §337.1 or §337.15 applies. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a violation of the mediation and arbitration provisions.

C. **BROKERS:** Tenant and Landlord agree to mediate and arbitrate disputes or claims involving either or both Brokers, provided either or both Brokers shall have agreed to such mediation or arbitration, prior to, or within a reasonable time after the dispute or claim is presented to Brokers. Any election by either or both Brokers to participate in mediation or arbitration shall not result in Brokers being deemed parties to the agreement.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Landlord's Initials DS JP / _________ Tenant's Initials DS KM / _________

38. **JOINT AND INDIVIDUAL OBLIGATIONS:** If there is more than one Tenant, each on shall be individually and completely responsible for the performance of all obligations of Tenant under this agreement, jointly with every other Tenant, and individually, whether or not in possession.

39. **NOTICE:** Notices may be served by mail, email, or courier at the contact information provided in the signature section for Landlord or Tenant, or at any other location subsequently designated and is deemed effective upon personal receipt by either party or their agent.

40. **WAIVER:** The waiver of any breach shall not be construed as a continuing waiver of the same breach or a waiver of any subsequent breach.

41. **INDEMNIFICATION:** Tenant shall indemnify, defend and hold Landlord harmless from all claims, disputes, litigation, judgments and attorney fees arising out of Tenant's use of the Premises.

42. **OTHER TERMS AND CONDITIONS/SUPPLEMENTS:** ***See Text Overflow Addendum (C.A.R. Form TOA) paragraph 1***

The following ATTACHED supplements/exhibits are incorporated in this agreement: ☐ Option Agreement (C.A.R. Form OA) _____

43. **ATTORNEY FEES:** In any action or proceeding arising out of this agreement, the prevailing party between Landlord and Tenant shall be entitled to reasonable attorney fees and costs from the non-prevailing Landlord or Tenant, except as provided in **paragraph 36**.

CL REVISED 12/24 (PAGE 5 OF 7) Landlord's Initials DS JP / _______ Tenant's Initials DS KM / _______

EQUAL HOUSING OPPORTUNITY

COMMERCIAL LEASE AGREEMENT (CL PAGE 5 OF 7)

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 44262 Division St

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

44. **ENTIRE CONTRACT:** Time is of the essence. All prior agreements between Landlord and Tenant are incorporated in this agreement, which constitutes the entire contract. It is intended as a final expression of the parties' agreement, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. The parties further intend that this agreement constitutes the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this agreement. Any provision of this agreement that is held to be invalid shall not affect the validity or enforceability of any other provision in this agreement. This agreement shall be binding upon, and inure to the benefit of, the heirs, assignees and successors to the parties.

45. **BROKERAGE:** Landlord and Tenant shall each pay to Broker(s) the fee agreed to, if any, in a separate written agreement. Neither Tenant nor Landlord has utilized the services of, or for any other reason owes compensation to, a licensed real estate broker (individual or corporate), agent, finder, or other entity, other than as named in this agreement, in connection with any act relating to the Premises, including, but not limited to, inquiries, introductions, consultations, and negotiations leading to this agreement. Tenant and Landlord each agree to indemnify, defend and hold harmless the other, and the Brokers specified herein, and their agents, from and against any costs, expenses, or liability for compensation claimed inconsistent with the warranty and representation in this **paragraph 44**.

46. **AGENCY CONFIRMATION:** The following agency relationships are hereby confirmed for this transaction:
Listing Agent: ______________________________ (Print Firm Name) is the agent of (check one):
☐ the Landlord exclusively; or ☐ both the Tenant and Landlord.
Selling Agent: ______________________________ (Print Firm Name) (if not same as Listing Agent) is the agent of (check one):
☐ the Tenant exclusively; or ☐ the Landlord exclusively; or ☐ both the Tenant and Landlord.
Real Estate Brokers are not parties to the agreement between Tenant and Landlord.

Landlord and Tenant acknowledge and agree that Brokers: (i) do not guarantee the condition of the Premises; (ii) cannot verify representations made by other; (iii) will not verify zoning and land use restrictions; (iv) cannot provide legal or tax advice; (v) will not provide other advice or information that exceeds the knowledge, education or experience required to obtain a real estate license. Furthermore, if Brokers are not also acting as Landlord in this agreement, Brokers: (vi) do not decide what rental rate a Tenant should pay or Landlord should accept; and (vii) do not decide upon the length or other terms of tenancy. Landlord and Tenant agree that they will seek legal, tax, insurance, and other desired assistance from appropriate professionals.

47. **LEGALLY AUTHORIZED SIGNER:** Wherever the signature or initials of the Legally Authorized Signer identified in **paragraphs 48** or **49** appear on this Agreement or any related documents, it shall be deemed to be in a representative capacity for the entity described and not in an individual capacity, unless otherwise indicated. The Legally Authorized Signer **(i)** represents that the entity for which that person is acting already exists and is in good standing to do business in California and **(ii)** shall Deliver to the other Party, upon request, evidence of authority to act in that capacity (such as but not limited to: applicable portion of the trust or Certification Of Trust (Probate Code § 18100.5), letters testamentary, court order, power of attorney, corporate resolution, or formation documents of the business entity).

48. **Tenant agrees to rent the Premises on the above terms and conditions.**

A. ☒ **ENTITY TENANT: (Note: If this paragraph is completed, a Representative Capacity Signature Disclosure (C.A.R. Form RCSD) is not required for the Legally Authorized Signers designated below.)**

(1) **Non-Individual (entity) Tenants:** One or more Tenants is a trust, corporation, LLC, probate estate, partnership, holding a power of attorney or other entity.

(2) **Full entity name:** The following is the full name of the entity (if a trust, enter the complete trust name; if under probate, enter full name of the estate, including case #): *Sentry Protect Services, a Wyoming Corporation*
______________________________.

(3) **Contractual Identity of Tenant:** For purposes of this Agreement, when the name described below is used it shall be deemed to be the full entity name.

(A) If a trust: The trustee(s) of the trust or a simplified trust name (ex. John Doe, co-trustee, Jane Doe, co-trustee or Doe Revocable Family Trust);

(B) If Property is sold under the jurisdiction of a probate court: The name of the executor or administrator, or a simplified probate name (John Doe, executor, or Estate (or Conservatorship) of John Doe).

(4) **Legally Authorized Signer:**

(A) This Agreement is being Signed by a Legally Authorized Signer in a representative capacity and not in an individual capacity. See **paragraph 47** for additional terms.

(B) The name(s) of the Legally Authorized Signer(s) is/are: *Kyle Madej*, ______________ .

B. **TENANT SIGNATURE(S):**

DocuSigned by:
(Signature) By, Kyle Madej Date: 10/6/2025
4F5B253A53C94B0...
Printed name of Tenant:
☒ Printed Name of Legally Authorized Signer: *Kyle Madej* Title, if applicable, President
Address 1793 Lafayette St City Santa Clara State CA Zip ________
Telephone 4085201975 Text 4087500038 E-mail kyle@usselite.com

(Signature) By, ______________________________ Date: ________
Printed name of Tenant: ______________________________
☐ Printed Name of Legally Authorized Signer: ______________ Title, if applicable, ________
Address ______________ City ______________ State ____ Zip ________
Telephone ______________ Text ______________ E-mail ______________

☐ IF MORE THAN TWO SIGNERS, USE Additional Signature Addendum (C.A.R. Form ASA).

CL REVISED 12/24 (PAGE 6 OF 7) Landlord's Initials DS JP / ________ Tenant's Initials DS KM / ________

COMMERCIAL LEASE AGREEMENT (CL PAGE 6 OF 7)
EQUAL HOUSING OPPORTUNITY
Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 44262 Division St

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

☒ **GUARANTEE:** In consideration of the execution of this Agreement by and between Landlord and Tenant and for valuable consideration, receipt of which is hereby acknowledged, the undersigned ("Guarantor") does hereby: **(i)** guarantee unconditionally Landlord and Landlord's agents, successors and assigns, the prompt payment of Rent or other sums that become due pursuant to this Agreement, including any and all court costs and attorney fees included in enforcing the Agreement; **(ii)** consent to any changes, modifications or alterations of any term in this Agreement agreed to by Landlord and Tenant; and **(iii)** waive any right to require Landlord and/or Landlord's agents to proceed against Tenant for any default occurring under this Agreement before seeking to enforce this Guarantee.

Guarantor (Print Name) *Kyle Madej*
Guarantor DocuSigned by: Kyle Madej 4F5B285A53C94B0... Date 10/6/2025
Address 2010 sel camino real City santa clara State ca Zip 95050
Telephone 4087500038 E-mail kyle@usselite.com

49. Landlord agrees to rent the Premises on the above terms and conditions:

A. ☒ **ENTITY LANDLORD: (Note: If this paragraph is completed, a Representative Capacity Signature Disclosure (C.A.R. Form RCSD) is not required for the Legally Authorized Signers designated below.)**

(1) **Non-Individual (entity) Landlords:** One or more Landlords is a trust, corporation, LLC, probate estate, partnership, holding a power of attorney or other entity.

(2) **Full entity name:** The following is the full name of the entity (if a trust, enter the complete trust name; if under probate, enter full name of the estate, including case #): *Opsec Specialized Protection Inc*.

(3) **Contractual Identity of Landlord:** For purposes of this Agreement, when the name described below is used it shall be deemed to be the full entity name.

(A) If a trust: The trustee(s) of the trust or a simplified trust name (ex. John Doe, co-trustee, Jane Doe, co-trustee or Doe Revocable Family Trust);

(B) If Property is sold under the jurisdiction of a probate court: The name of the executor or administrator, or a simplified probate name (John Doe, executor, or Estate (or Conservatorship) of John Doe).

(4) **Legally Authorized Signer:**

(A) This Agreement is being Signed by a Legally Authorized Signer in a representative capacity and not for him/herself as an individual. See **paragraph 47** for additional terms.

(B) The name(s) of the Legally Authorized Signer(s) is/are: *Fred Poras* , ______ .

B. LANDLORD SIGNATURE(S):

(Signature) By, DocuSigned by: Fred Porras F1D2917168D84DA... Date: 10/6/2025
Printed name of Landlord: ______
☒ Printed Name of Legally Authorized Signer: *Fred Poras* Title, if applicable, President
Address 44262 Division Street City Lancaster State CA Zip ______
Telephone 661-942-3999 Text 93535 E-mail fporras@opsecpro.com

(Signature) By, ______ Date: ______
Printed name of Landlord: ______
☐ Printed Name of Legally Authorized Signer: ______ Title, if applicable, ______
Address ______ City ______ State ______ Zip ______
Telephone ______ Text ______ E-mail ______

☐ IF MORE THAN TWO SIGNERS, USE Additional Signature Addendum (C.A.R. Form ASA).

Agency relationships are confirmed as above. Real estate brokers who are not also Landlords in this agreement are not a party to the agreement between Landlord and Tenant.

Real Estate Broker (Tenant Brokerage Firm) ______ Lic. # ______
By (Agent) ______ Lic. # ______ Date ______

Address ______ City ______ State ______ Zip ______
Telephone ______ Fax ______ E-mail ______

Real Estate Broker (Landlord Brokerage Firm) Liberty Business Advisors Of Sf Lic. # [redacted]
By (Agent) DocuSigned by: BF365C4464384E8... Lic. # [redacted] Date [redacted]
Address 530 Commerce Ave Unit D City Palmdale State CA Zip 93551
Telephone 661-8161141 Fax 877-6610777 E-mail panoussi.Lba@gmail.com

Landlord's Initials DS FP / ______ Tenant's Initials DS KM / ______

© 2024, California Association of REALTORS®, Inc. United States copyright law (Title 17 U.S. Code) forbids the unauthorized distribution, display and reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS®. NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ACCURACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL. This form is made available to real estate professionals through an agreement with or purchase from the California Association of REALTORS®.
Published and Distributed by: REAL ESTATE BUSINESS SERVICES, LLC. a subsidiary of the California Association of REALTORS®
EQUAL HOUSING OPPORTUNITY

CL REVISED 12/24 (PAGE 7 OF 7)

COMMERCIAL LEASE AGREEMENT (CL PAGE 7 OF 7)

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 44262 Division St

Docusign Envelope ID: C67B5C60-3684-47CA-87A4-3D055EE099F1

CALIFORNIA ASSOCIATION OF REALTORS®

TEXT OVERFLOW ADDENDUM No. 1
(C.A.R. Form TOA, Revised 6/23)

This addendum is given in connection with the property known as *44262 Division St a, Lancaster , CA 93535* ("Property"),
in which ______ is referred to as ("Buyer/Tenant")
and ______ is referred to as ("Seller/Housing Provider").

1) CL, Paragraph 41, Other Terms and Conditions/Supplements:
Landlord's Right to Market Property for Sale.
Tenant hereby agrees and acknowledges that during the Term of the Lease, Landlord may list the Building, including the Premises, for sale.

Tenant's Right of First Refusal.
In the event Landlord receives a bona fide offer to purchase the Building that Landlord intends to accept, Tenant shall have thirty (30) calendar days from receipt of written notice of such offer to exercise a right of first refusal to purchase the Building on the same terms and conditions as contained in the bona fide offer. If Tenant fails to exercise such right in writing within said thirty (30) day period, Landlord may proceed to sell the Building to the third-party purchaser on such terms.

Sale Signage and Access.
Tenant agrees to allow Landlord to place and maintain a commercially reasonable "For Sale" sign on the Building and/or Premises in a location reasonably acceptable to both Landlord and Tenant. Tenant further agrees to grant Landlord and Landlord's agents reasonable access, upon not less than twenty-four (24) hours' prior notice, to show the Building to prospective purchasers and to permit such purchasers, at their sole cost and expense, to conduct customary due diligence inspections of the Building.

No Waiver of Lease Terms.
Except as expressly amended herein, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.

DS FP DS KM

The foregoing terms and conditions are hereby incorporated in and made a part of the paragraph(s) referred to in the document to which this TOA is attached. The undersigned acknowledge receipt of a copy of this TOA.

Buyer/Tenant DocuSigned by: Kyle Madej 4F5B253A53C94B0... Kyle Madej Date 10/6/2025

Buyer/Tenant ______ Date ______

Seller/Housing Provider DocuSigned by: Fred Porras F1D2917168D84DA... Fred Porras Date 10/6/2025

Seller/Housing Provider ______ Date ______

©2023, California Association of REALTORS®, Inc. United States copyright law (Title 17 U.S. Code) forbids the unauthorized distribution, display and reproduction of this form or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS®. NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ACCURACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL. This form is made available to real estate professionals through an agreement with or purchase from the California Association of REALTORS®. It is not intended to identify the user as a REALTOR®. REALTOR® is a registered collective membership mark which may be used only by members of the NATIONAL ASSOCIATION OF REALTORS® who subscribe to its Code of Ethics.

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

EQUAL HOUSING OPPORTUNITY

TOA REVISED 6/23 (PAGE 1 OF 1)

TEXT OVERFLOW ADDENDUM (TOA PAGE 1 OF 1)

Liberty Homes and properties, 675 Ygnacio Valley Rd Suite A202 Walnut Creek CA 94596 Phone: 9259322450 Fax: 9259324395 44262 Division St
Matt Sadati Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com